EXHIBIT 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Shareholders of

Yahoo Japan Corporation

Tokyo, Japan:

We have audited the accompanying consolidated financial statements of Yahoo Japan Corporation and its consolidated subsidiaries (the “Company”), which comprise the consolidated statements of financial position as of April 1, 2013 and March 31, 2014, and the related consolidated statements of profit or loss, comprehensive income, changes in equity, and cash flows for the year ended March 31, 2014, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yahoo Japan Corporation and its consolidated subsidiaries as of April 1, 2013 and March 31, 2014, and the results of their operations and their cash flows for the year ended March 31, 2014, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Other Matter

The accompanying consolidated statement of financial position of the Company as of March 31, 2015, and the related consolidated statements of profit or loss, comprehensive income, changes in equity, and cash flows for the year ended March 31, 2015 were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/s/ Deloitte Touche Tohmatsu LLC

September 24, 2015

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Financial Position

	Millions of Yen			Thousands of U.S. Dollars (Note 2(3))
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013 (Date of Transition to IFRSs)	As of March 31, 2015

	Unaudited			Unaudited

ASSETS:
Current assets:
Cash and cash equivalents (Note 7)	¥503,937	¥482,337	¥409,588	$4,193,534
Trade and other receivables (Notes 8 and 25)	217,736	160,396	143,874	1,811,900
Other financial assets (Notes 9 and 25)	15,902	12,313	13,556	132,329
Other current assets (Note 10)	4,253	3,660	2,900	35,392

Total current assets	741,828	658,706	569,918	6,173,155

Non-current assets:
Property and equipment (Note 11)	67,466	60,146	51,067	561,421
Goodwill (Note 12)	27,673	15,809	14,395	230,282
Intangible assets (Note 12)	32,382	17,860	16,929	269,468
Investments accounted for using the equity method (Note 13)	61,671	34,364	40,281	513,198
Other financial assets (Notes 9 and 25)	58,104	49,532	35,700	483,515
Deferred tax assets (Note 14)	15,105	12,469	14,104	125,697
Other non-current assets (Note 10)	3,374	1,102	875	28,077

Total non-current assets	265,775	191,282	173,351	2,211,658

TOTAL ASSETS	¥1,007,603	¥849,988	¥743,269	$8,384,813

- 2 -	(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Financial Position

	Millions of Yen			Thousands of U.S. Dollars (Note 2(3))
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013 (Date of Transition to IFRSs)	As of March 31, 2015

	Unaudited			Unaudited

LIABILITIES AND EQUITY:
Liabilities:
Current liabilities:
Trade and other payables (Notes 15 and 25)	¥158,979	¥142,562	¥121,608	$1,322,951
Other financial liabilities (Notes 16 and 25)	9,671	5,108	5,648	80,478
Income taxes payable (Note 14)	33,072	45,656	42,127	275,210
Provisions (Note 17)	6,399	2,951	4,299	53,250
Other current liabilities (Note 19)	31,652	22,058	20,261	263,393

Total current liabilities	239,773	218,335	193,943	1,995,282

Non-current liabilities:
Other financial liabilities (Notes 16 and 25)	920	128	147	7,656
Provisions (Note 17)	22,842	2,655	2,460	190,081
Deferred tax liabilities (Note 14)	29	38	31	241
Other non-current liabilities (Note 19)	3,485	1,113	1,070	29,000

Total non-current liabilities	27,276	3,934	3,708	226,978

Total liabilities	267,049	222,269	197,651	2,222,260

Equity:
Equity attributable to owners of the parent:
Common stock (Note 22)	8,281	8,271	8,037	68,911
Capital surplus (Notes 22 and 24)	1,235	3,893	3,694	10,277
Retained earnings (Note 22)	705,840	598,012	522,311	5,873,679
Treasury stock (Note 22)	(1,316)	(526)	(372)	(10,951)
Accumulated other comprehensive income	11,962	10,033	4,576	99,542

Total equity attributable to owners of the parent	726,002	619,683	538,246	6,041,458
Non-controlling interests	14,552	8,036	7,372	121,095

Total equity	740,554	627,719	545,618	6,162,553

TOTAL LIABILITIES AND EQUITY	¥1,007,603	¥849,988	¥743,269	$8,384,813

See notes to consolidated financial statements.

- 3 -	(Concluded)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Profit or Loss

	Millions of Yen		Thousands of U.S. Dollars (Note 2(3))
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

REVENUE	¥428,488	¥408,515	$3,565,682

COST OF SALES (Note 27)	85,502	75,861	711,509

Gross profit	342,986	332,654	2,854,173

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note 27)	145,774	136,216	1,213,065

Operating income	197,212	196,438	1,641,108

OTHER NON-OPERATING INCOME (Note 28)	10,638	13,194	88,525

OTHER NON-OPERATING EXPENSES	1,224	1,313	10,186

EQUITY IN EARNINGS (LOSSES) OF ASSOCIATES AND A JOINT VENTURE (Note 13)	1,673	(94)	13,922

PROFIT BEFORE TAX	208,299	208,225	1,733,369

INCOME TAX EXPENSE (Note 14)	74,366	78,557	618,840

PROFIT FOR THE YEAR	¥133,933	¥129,668	$1,114,529

ATTRIBUTABLE TO:
Owners of the parent	¥133,052	¥128,605	$1,107,198
Non-controlling interests	881	1,063	7,331

PROFIT FOR THE YEAR	¥133,933	¥129,668	$1,114,529

EARNINGS PER SHARE ATTRIBUTABLE TO OWNERS OF THE PARENT:
Basic (yen and U.S. dollars) (Note 30)	¥ 23.37	¥ 22.43	$0.19
Diluted (yen and U.S. dollars) (Note 30)	23.37	22.43	0.19

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Comprehensive Income

	Millions of Yen		Thousands of U.S. Dollars (Note 2(3))
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

PROFIT FOR THE YEAR	¥133,933	¥129,668	$1,114,529

OTHER COMPREHENSIVE INCOME:
Items that may be reclassified subsequently to profit or loss:
Available-for-sale financial assets (Notes 26 and 29)	41	5,098	341
Exchange differences on translating foreign operations (Notes 26 and 29)	928	175	7,722
Share of other comprehensive income of associates (Note 29)	976	191	8,123

Other comprehensive income, net of tax	1,945	5,464	16,186

TOTAL COMPREHENSIVE INCOME	¥135,878	¥135,132	$1,130,715

ATTRIBUTABLE TO:
Owners of the parent	¥134,981	¥134,062	$1,123,250
Non-controlling interests	897	1,070	7,465

TOTAL COMPREHENSIVE INCOME	¥135,878	¥135,132	$1,130,715

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Changes in Equity

	Millions of Yen
	Interests Attributable to Owners of the Parent
	Common Stock	Capital Surplus	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income	Total	Non-controlling Interests	Total

BALANCE AT APRIL 1, 2013	¥8,037	¥3,694	¥522,311	¥(372)	¥4,576	¥538,246	¥7,372	¥545,618

Profit for the year			128,605			128,605	1,063	129,668
Other comprehensive income, net of tax					5,457	5,457	7	5,464

Total comprehensive income for the year			128,605		5,457	134,062	1,070	135,132

Issue of common stock (Note 22)	234	234				468		468
Payment of dividends (Note 23)			(23,058)			(23,058)	(201)	(23,259)
Purchase and disposal of treasury stock				(30,000)		(30,000)		(30,000)
Changes attributable to acquisition or loss of control over subsidiaries							98	98
Changes in ownership interests in subsidiaries without losing control		(165)				(165)	(303)	(468)
Cancellation of treasury stock			(29,846)	29,846
Others		130				130		130

Total	234	199	(52,904)	(154)		(52,625)	(406)	(53,031)

BALANCE AT MARCH 31, 2014	8,271	3,893	598,012	(526)	10,033	619,683	8,036	627,719

Profit for the year			133,052			133,052	881	133,933
Other comprehensive income, net of tax					1,929	1,929	16	1,945

Total comprehensive income for the year			133,052		1,929	134,981	897	135,878

Issue of common stock (Note 22)	10	10				20		20
Payment of dividends (Note 23)			(25,224)			(25,224)	(223)	(25,447)
Purchase and disposal of treasury stock		2		(790)		(788)		(788)
Changes attributable to acquisition or loss of control over subsidiaries							8,315	8,315
Changes in ownership interests in subsidiaries without losing control		(2,716)				(2,716)	(2,473)	(5,189)
Others		46				46		46

Total	10	(2,658)	(25,224)	(790)		(28,662)	5,619	(23,043)

BALANCE AT MARCH 31, 2015 (UNAUDITED)	¥8,281	¥1,235	¥705,840	¥(1,316)	¥11,962	¥726,002	¥14,552	¥740,554

- 6 -	(Continued)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Changes in Equity

	Thousands of U.S. Dollars (Note 2(3))
	Interests Attributable to Owners of the Parent
	Common Stock	Capital Surplus	Retained Earnings	Treasury Stock	Accumulated Other Comprehensive Income	Total	Non-controlling Interests	Total

BALANCE AT MARCH 31, 2014	$68,828	$32,396	$4,976,384	$(4,377)	$83,490	$5,156,721	$66,871	$5,223,592

Profit for the year			1,107,198			1,107,198	7,331	1,114,529
Other comprehensive income, net of tax					16,052	16,052	134	16,186

Total comprehensive income for the year			1,107,198		16,052	1,123,250	7,465	1,130,715

Issue of common stock (Note 22)	83	83				166		166
Payment of dividends (Note 23)			(209,903)			(209,903)	(1,856)	(211,759)
Purchase and disposal of treasury stock		17		(6,574)		(6,557)		(6,557)
Changes attributable to acquisition or loss of control over subsidiaries							69,194	69,194
Changes in ownership interests in subsidiaries without losing control		(22,601)				(22,601)	(20,579)	(43,180)
Others		382				382		382

Total	83	(22,119)	(209,903)	(6,574)		(238,513)	46,759	(191,754)

BALANCE AT MARCH 31, 2015 (UNAUDITED)	$68,911	$10,277	$5,873,679	$(10,951)	$99,542	$6,041,458	$121,095	$6,162,553

See notes to consolidated financial statements.

- 7 -	(Concluded)

Yahoo Japan Corporation and Consolidated Subsidiaries

Consolidated Statements of Cash Flows

	Millions of Yen		Thousands of U.S. Dollars (Note 2(3))
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Profit before tax	¥208,299	¥208,225	$1,733,369
Depreciation and amortization	16,936	13,452	140,934
Gain on remeasurement of investments in associates acquired in stages (Note 28)	(6,249)		(52,001)
Increase in trade and other receivables	(22,536)	(16,326)	(187,534)
Increase in trade and other payables	15,800	21,207	131,480
Gain on sale of available-for-sale financial assets	(511)	(11,742)	(4,252)
Others	(2,309)	(5,497)	(19,215)

Subtotal	209,430	209,319	1,742,781
Income taxes—paid	(83,190)	(76,526)	(692,269)

Net cash generated by operating activities	126,240	132,793	1,050,512

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment into time deposits		(50,000)
Withdrawal of time deposits	30	54,200	250
Purchase of property and equipment	(17,096)	(19,748)	(142,265)
Purchase of intangible assets	(7,284)	(2,974)	(60,614)
Purchase of other investments	(20,977)	(7,032)	(174,561)
Acquisition of shares of subsidiaries (Note 31)	(21,762)	(2,036)	(181,093)
Proceeds from sale of available-for-sale financial assets	2,161	18,606	17,983
Others	(2,937)	1,709	(24,442)

Net cash used in investing activities	(67,865)	(7,275)	(564,742)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term bank loans	(5,450)		(45,352)
Purchase of treasury stock	(795)	(30,000)	(6,616)
Dividends paid	(25,205)	(23,035)	(209,745)
Payment for acquisition of interests in a subsidiary from non-controlling interests	(5,187)		(43,164)
Others	(530)	(94)	(4,410)

Net cash used in financing activities	(37,167)	(53,129)	(309,287)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	392	360	3,262

NET INCREASE IN CASH AND CASH EQUIVALENTS	21,600	72,749	179,745

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR (Note 7)	482,337	409,588	4,013,789

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR (Note 7)	¥503,937	¥482,337	$4,193,534

See notes to consolidated financial statements.

Yahoo Japan Corporation and Consolidated Subsidiaries

Notes to Consolidated Financial Statements

1.	REPORTING ENTITY

Yahoo Japan Corporation (the “Company”) is a corporation incorporated and domiciled in Japan. The parent company of the Company is SoftBank Group Corp. (renamed from SoftBank Corp. on July 1, 2015). SoftBank Group Corp. is also the ultimate parent company of the Yahoo Japan group. The registered address of the Company’s head office is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo Japan. The nature of the Company’s principal businesses is described in “Note 6. Segment information.”

2.	BASIS OF PREPARATION

(1)	Compliance with International Financial Reporting Standards and First-Time Adoption

The accompanying consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (“IFRSs”). These consolidated financial statements are the Company’s first consolidated financial statements prepared under IFRSs. The date of transition to IFRSs is April 1, 2013. The Company applied IFRS 1 “First-Time Adoption of International Financial Reporting Standards” for the transition to IFRSs. The effect of the transition to IFRSs on the Company’s financial position, results of operations, and cash flows is provided in “Note 35. First-time adoption of IFRSs.”

(2)	Basis of Measurement

These consolidated financial statements have been prepared on the historical cost basis, except for certain items, such as financial instruments, that are measured at fair value at the end of each reporting period, as explained in the accounting policies provided in “Note 3. Significant accounting policies.”

(3)	Presentation Currency and Unit of Currency

These consolidated financial statements have been presented in Japanese yen, which is the currency of the primary economic environment of the Company (“functional currency”), and are rounded to the nearest million yen as applicable.

The translations of Japanese yen amounts into U.S. dollar amounts are included solely for the convenience of readers and have been made at the rate of ¥120.17 to U.S.$1, the approximate rate of exchange at March 31, 2015. Such translations should not be construed as representations that the Japanese yen amounts could be converted into U.S. dollars at that or any other rate.

(4)	New and Revised Standards and Interpretations Issued but Not Yet Effective

New or revised standards and interpretations that have been issued on or before the approval date of the accompanying consolidated financial statements are summarized in the table below. The Company has not adopted these new or revised standards and interpretations. The Company is currently evaluating potential impacts from the application of these new or revised standards and interpretations, but they are not estimable at the time of this report.

IFRSs		Mandatory Adoption (For Annual Periods Beginning On or After)	Scheduled Date of Initial Application	Purpose of the New or Revised Standards and Interpretations

IFRS 11	Joint Arrangements	January 1, 2016	Not determined	To clarify the accounting treatment of acquisition of joint operations

International Accounting Standard (“IAS”) 16	Property, Plant and Equipment	January 1, 2016	Not determined	To clarify acceptable depreciation methods

IAS 38	Intangible Assets	January 1, 2016	Not determined	To clarify acceptable amortization methods

IFRS 15	Revenue from Contracts with Customers	January 1, 2017	Not determined	To revise the accounting treatment and disclosure requirements for revenue recognition

IFRS 9	Financial Instruments	January 1, 2018	Not determined	To revise the accounting treatment and disclosure requirements regarding classification and measurement of financial instruments, impairment and hedge accounting

3.	SIGNIFICANT ACCOUNTING POLICIES

The following accounting policies have been applied consistently to all periods presented in these consolidated financial statements, including the consolidated statement of financial position as of the date of transition to IFRSs, unless otherwise specified.

(1)	Basis of Consolidation

1)	Basic policy of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company (collectively, the “Group”). Control is achieved when the Company has power over the investee, is exposed, or has rights, to variable returns from its involvement with the investee, and has the ability to use its power to affect its returns. The Company considers all relevant facts and circumstances in assessing whether the Company controls the investee, including the size of its holding of voting rights or similar rights or contractual arrangements with the investee.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance. When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group’s accounting policies. All intragroup balances and transactions and unrealized gain or loss relating to transactions between members of the Group are eliminated in full on consolidation.

2)	Changes in the Company’s ownership interests in existing subsidiaries

Changes in the Company’s ownership interests in subsidiaries that do not result in the Company losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Company’s interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company. When the Company loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (a) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (b) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. Any amounts previously recognized in accumulated other comprehensive income in relation to that subsidiary are reclassified to profit or loss.

3)	Business combinations

Acquisitions of businesses are accounted for using the acquisition method. The consideration transferred in a business combination is measured at fair value, which is calculated as the sum of the acquisition-date fair values of the assets transferred by the Group, liabilities incurred by the Group to the former owners of the acquiree and the equity interests issued by the Group in exchange for control of the acquiree. Acquisition-related costs are recognized in profit or loss as incurred.

At the acquisition date, the identifiable assets acquired and the liabilities assumed are recognized at their fair value, except that:

(a)	deferred tax assets and liabilities, and assets and liabilities related to employee benefit arrangements are recognized and measured in accordance with IAS 12 “Income Taxes” and IAS 19 “Employee Benefits,” respectively;

(b)	liabilities or equity instruments related to “share-based payment arrangements of the acquiree” or “share-based payment arrangements of the Group entered into to replace share-based payment arrangements of the acquiree” are measured in accordance with IFRS 2 “Share-based Payment” at the acquisition date; and

(c)	assets or disposal groups that are classified as held for sale in accordance with IFRS 5 “Non-current Assets Held for Sale and Discontinued Operations” are measured in accordance with that standard.

Goodwill arising upon a business acquisition is measured as the excess of the sum of the consideration transferred, the amount of any non-controlling interests in the acquiree, and the fair value of the acquirer’s previously held equity interest in the acquiree (if any) over the net of the acquisition-date amounts of the identifiable assets acquired and the liabilities assumed. The excess, if negative, is recognized immediately in profit or loss.

Non-controlling interests that are present ownership interests and entitle their holders to a proportionate share of the entity’s net assets in the event of liquidation may be initially measured either at fair value or at the non-controlling interests’ proportionate share of the recognized amounts of the acquiree’s identifiable net assets. Other types of non-controlling interests are measured at fair value, or, when applicable, on the basis specified in another standard.

When a business combination is achieved in stages, the Group’s previously held equity interest in the acquiree is remeasured to its acquisition-date fair value and the resulting gain or loss, if any, is recognized in profit or loss. Amounts arising from interests in the acquiree prior to the acquisition date that have previously been recognized in other comprehensive income are reclassified to profit or loss where such treatment would be appropriate if that interest were disposed of.

In transitioning to IFRSs, the Company has applied the exemption in IFRS 1. Please see “Note 35. First-time adoption of IFRSs.”

4)	Goodwill

Goodwill arising on an acquisition of a business is carried at cost as established at the date of acquisition of the business less accumulated impairment losses, if any.

Each cash-generating unit to which the goodwill is allocated is determined based on the unit at which the goodwill is monitored for internal management purposes, and is not larger than an operating segment before aggregation.

Goodwill is not amortized and is allocated to a cash-generating unit or groups of cash-generating units. A cash-generating unit to which goodwill is allocated is tested for impairment annually, or more frequently when there is an indication that the cash-generating unit may be impaired. If the recoverable amount of the cash-generating unit is less than its carrying amount, the impairment loss is allocated first to reduce the carrying amount of any goodwill allocated to the cash-generating unit and then to the other assets of the cash-generating unit pro rata based on the carrying amount of each asset in the cash-generating unit. Any impairment loss for goodwill is recognized directly in profit or loss and is not reversed in subsequent periods.

The Group’s policy for goodwill arising on acquisition of an associate is described below in “5) Investments in associates.”

5)	Investments in associates

An associate is an entity (a) over which the Group holds 20% or more of the voting power and has significant influence in the financial and operating policy decisions, unless it can be clearly demonstrated that this is not the case; or (b) over which the Group can exercise significant influence even if it holds less than 20% of the voting power.

An investment in an associate is accounted for using the equity method from the date on which the investee becomes an associate. On acquisition of the investment in an associate, any excess of the cost of the investment over the Group’s share of the net fair value of the identifiable assets and liabilities of the investee is recognized as goodwill, which is included within the carrying amount of the investment. Any excess of the Group’s share of the net fair value of the identifiable assets and liabilities over the cost of the investment, after reassessment, is recognized immediately in profit or loss in the period in which the investment is acquired.

Under the equity method, an investment in an associate is initially recognized in the consolidated statements of financial position at cost and adjusted thereafter to recognize the Group’s share of the profit or loss and other comprehensive income of the associate. When the Group’s share of losses of an associate exceeds the Group’s interest in that associate (which includes any long-term interests that, in substance, form part of the Group’s net investment in the associate), the Group discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the associate.

The Group discontinues the use of the equity method from the date when the investee ceases to be an associate, or when the investment is classified as held for sale. When the Group retains an interest in the former associate and the retained interest is a financial asset, the Group measures the retained interest at fair value at that date and the fair value is regarded as its fair value on initial recognition in accordance with IAS 39 “Financial Instruments: Recognition and Measurement.” The difference between the carrying amount of the associate at the date the equity method was discontinued, and the fair value of any retained interest and any proceeds from disposing of a part interest in the associate is included in the determination of the gain or loss on disposal of the associate.

The requirements of IAS 39 are applied to determine whether it is necessary to recognize any impairment loss with respect to the Group’s investment in an associate. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 “Impairment of Assets.”

(2)	Foreign Currency Translation

1)	Transactions denominated in foreign currencies

The financial statements of each company in the Group are prepared in the functional currency. Transactions in currencies other than each company’s functional currency (foreign currencies) are recognized at the rates of exchange prevailing at the dates of the transactions.

At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Exchange differences arising from translation are recognized in profit or loss in the period in which they arise, except those arising from “2) Foreign operations.”

2)	Foreign operations

For the purposes of presenting these consolidated financial statements, the assets and liabilities of the Group’s foreign operations (including adjustments for goodwill and fair value arising from acquisitions) are translated into Japanese yen using exchange rates prevailing at the end of each reporting period. Income and expense items are translated at the average exchange rates for each quarter. Exchange differences arising from translating the financial statements of foreign operations are recognized in other comprehensive income and cumulative differences are included in exchange differences on translating foreign operations in accumulated other comprehensive income.

These cumulative differences are reclassified from equity to profit or loss when the Company fully or partially disposes of its interest in the foreign operation. In transitioning to IFRSs, the Company has applied the exemption related to IAS 21 in IFRS 1. Please see “Note 35. First-time adoption of IFRSs.”

(3)	Financial Instruments

1)	Recognition

Financial assets and financial liabilities are recognized when a Group entity becomes a party to the contractual provisions of the instruments.

Financial assets and financial liabilities are initially measured at fair value. Transaction costs that are directly attributable to the acquisition or issuance of financial assets and financial liabilities other than financial assets at fair value through profit or loss (“financial assets at FVTPL”) and financial liabilities at fair value through profit or loss (“financial liabilities at FVTPL”) are added to or deducted from the fair value of the financial assets or financial liabilities, as appropriate, on initial recognition. Transaction costs directly attributable to the acquisition of financial assets at FVTPL and financial liabilities at FVTPL are recognized immediately in profit or loss.

2)	Classification

(a)	Non-derivative financial assets

Financial assets are classified as “financial assets at FVTPL,” “held-to-maturity investments,” “loans and receivables,” and “available-for-sale financial assets.” The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

i)	Financial assets at FVTPL

Financial assets held for trading purposes are initially measured at fair value, with any net gains or losses arising on remeasurement recognized in profit or loss. Transaction costs are recognized in profit or loss when incurred. Interest and dividend income earned on the financial assets are recognized in profit or loss.

ii)	Held-to-maturity investments

Non-derivative financial assets with fixed or determinable payments and fixed maturity dates that the Company has the positive intention and ability to hold to maturity are classified as “held-to-maturity investments.” Subsequent to initial recognition, held-to-maturity investments are measured at amortized cost using the effective interest method, less any impairment. Interest income based on the effective interest rate is recognized in profit or loss.

iii)	Loans and receivables

Non-derivative financial assets with fixed or determinable payments that are not quoted in an active market are classified as “loans and receivables.” Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest method, less any impairment. Interest income calculated based on the effective interest method is recognized in profit or loss.

iv)	Available-for-sale financial assets

Non-derivative financial assets are classified as “available-for-sale financial assets,” if:

(A)	the assets are designated as “available-for-sale financial assets” at initial recognition; or

(B)	the assets are not classified as “financial assets at FVTPL,” “held-to-maturity investments,” or “loans and receivables.”

Subsequent to initial recognition, available-for-sale financial assets are remeasured at fair value and gains or losses arising from changes in fair value are recognized in other comprehensive income. When there is objective evidence that an available-for-sale financial asset is impaired, previously recognized accumulated other comprehensive income is reclassified to profit or loss.

Foreign exchange gains and losses arising on monetary financial assets classified as available-for-sale financial assets, interest income calculated using the effective interest method and dividends received are recognized in profit or loss. When an available-for-sale financial asset is derecognized, the accumulated profit or loss recorded in other comprehensive income is reclassified to profit or loss.

(b)	Non-derivative financial liabilities

The Group’s non-derivative financial liabilities consist of trade and other payables. These financial liabilities are measured at amortized cost using the effective interest method, subsequent to initial recognition.

(c)	Derivative financial assets and financial liabilities

Derivatives are initially recognized at fair value at the date the derivative contracts are entered into and are subsequently remeasured to their fair value at the end of each reporting period. The resulting gain or loss is recognized in profit or loss immediately. Derivative financial assets and financial liabilities are classified as “financial assets at FVTPL” and “financial liabilities at FVTPL,” respectively.

3)	Derecognition of financial assets and financial liabilities

The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire, or when it transfers the financial asset and substantially all the risks and rewards of ownership of the financial asset to another party. The Group derecognizes financial liabilities when, and only when, the Group’s obligations are discharged, canceled or they expire. The difference between the carrying amount of a financial liability derecognized and the consideration paid is recognized in profit or loss.

4)	Offsetting financial assets and financial liabilities

Financial assets and financial liabilities are offset, and the net amounts are presented in the consolidated statements of financial position when, and only when, the Group currently has a legally enforceable right to set off the recognized amounts, and intends either to settle on a net basis or to realize the assets and settle the liabilities simultaneously.

5)	Impairment of financial assets

The Group assesses financial assets for any objective evidence of impairment at the end of each quarter. Financial assets, other than financial assets at FVTPL, are considered to be impaired when there is objective evidence of impairment as a result of one or more loss events that occurred after the initial recognition of the financial assets, and these events have an adverse effect on the estimated future cash flows of the financial assets that can be reliably estimated. For available-for-sale equity instruments, a significant or prolonged decline in the fair value below cost is considered to be objective evidence of impairment.

In recognizing an impairment loss on held-to-maturity investments or loans and receivables, the Group reduces the carrying amount of the asset directly. The amount of the impairment loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the financial asset’s original effective interest rate, and is recognized in profit or loss. Interest income after impairment recognition is thereafter recognized through reversal of discount due to passage of time.

For available-for-sale financial assets, an impairment loss is measured as the difference between the asset’s carrying amount and its fair value and is recognized in profit or loss.

For held-to-maturity investments or loans and receivables, if, in a subsequent period, an event that decreases the amount of the impairment loss occurs, the amount of decrease is reversed through profit or loss to the extent that it does not exceed the amortized cost of the asset.

For equity instruments classified as available-for-sale financial assets, impairment losses are not reversed through profit or loss. Any increase in fair value subsequent to an impairment loss is recognized in other comprehensive income and accumulated under the heading of investments revaluation reserve. For debt instruments classified as available-for-sale financial assets, impairment losses are subsequently reversed through profit or loss if an increase in the fair value of the investment can be objectively related to an event occurring after the recognition of the impairment loss.

(4)	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, demand deposits and short-term investments with maturities of three months or less from the date of acquisition that are readily convertible to cash and subject to insignificant risk of change in value.

(5)	Property and Equipment

Property and equipment are measured on a historical cost basis under the cost model, less accumulated depreciation and accumulated impairment losses. Historical cost includes costs directly attributable to the acquisition of the asset and the initial estimated costs related to dismantling, removing and site restoration.

Property and equipment, other than land and construction in progress, are depreciated using the straight-line method over the estimated useful life of each asset.

The estimated useful lives of major property and equipment are as follows:

Buildings and structures:	4–62 years
Furniture and fixtures:	2–20 years
Machinery and equipment:	8–17 years

The depreciation methods, useful lives, and residual values of assets are reviewed at the end of each year, and any changes are applied prospectively as a change in an accounting estimate.

Assets held under finance leases are depreciated over their estimated useful lives when there is reasonable certainty that ownership will be obtained by the end of the lease term. However, when there is no reasonable certainty that ownership will be obtained by the end of the lease term, assets are depreciated over the shorter of the lease term or their estimated useful lives.

(6)	Intangible Assets

Intangible assets with finite useful lives that are acquired separately are carried at cost less accumulated amortization and accumulated impairment losses under the cost model. Intangible assets with infinite useful lives that are acquired separately are carried at cost less accumulated impairment losses.

Intangible assets acquired in a business combination and recognized separately from goodwill are initially recognized at their fair value at the acquisition date. Subsequent to initial recognition, intangible assets acquired in a business combination are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Expenditure on research activities is recognized as an expense in the period in which it is incurred. The amount initially recognized for internally generated intangible assets during the development phase is the sum of the expenditure incurred from the date when the intangible asset first meets all of the capitalization criteria to the date the development is completed. Subsequent to initial recognition, internally generated intangible assets are reported at cost less accumulated amortization and accumulated impairment losses, on the same basis as intangible assets that are acquired separately.

Intangible assets with finite lives are amortized using the straight-line method over the estimated useful lives. The estimated useful lives of major components of intangible assets are as follows:

Software:	2–5 years
Customer relationships:	6–24 years

Amortization methods, useful lives, and residual values of assets are reviewed at the end of each fiscal year and any changes are applied prospectively as a change in an accounting estimate.

(7)	Leases

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership of assets to the lessee. All other leases are classified as operating leases. The assessment of whether an arrangement is a lease or contains a lease is made on a basis of all of the facts and circumstances at the inception of the arrangement.

1)	Finance leases (the Group as lessee)

At the inception of lease, the Group initially recognizes finance leases as assets and the lease obligation at the amount equal to the fair value of the leased property or, if lower, at the present value of the minimum lease payments.

Subsequent to initial recognition, the accounting policy for assets held under finance leases is consistent with that of assets that are owned. Lease payments are apportioned between finance cost (other non-operating expenses) and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability.

2)	Operating leases (the Group as lessee)

Gross operating lease payments are recognized as an expense on a straight-line basis over the lease term.

(8)	Impairment of Property and Equipment and Intangible Assets Other Than Goodwill

At the end of each quarter, the Group reviews the carrying amounts of its property and equipment and intangible assets to determine whether there is any indication that those assets have suffered an impairment loss.

If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any). When it is not possible to estimate the recoverable amount of an individual asset, the Group estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects the time value of money and the risks specific to the asset. If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (or cash-generating unit) is reduced to its recoverable amount.

When an impairment loss subsequently reverses, the carrying amount of the asset (or cash-generating unit) is increased to the revised estimate of its recoverable amount, but so that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognized for the asset (or cash-generating unit) in prior years.

(9)	Provisions

Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

When the effect of the time value of money is material, provisions are measured using the estimated future cash flows, discounted using a pre-tax rate reflecting the time value of money and the specific risks of the liability. Reversal of discount due to passage of time is recognized in profit or loss.

Major provisions of the Group are as follows:

1)	Provision for interest repayment claims

To cover interest repayment claims for the interest rates charged in excess of the maximum rate imposed by the Interest Rate Restriction Act, the Group provides for the estimated future repayment. The amount of future interest repayment is subject to changes in business environment.

2)	Asset retirement obligations

The Group recognizes asset retirement obligations for obligations to restore leased offices to their original conditions upon termination of the lease contract. The amount and timing of future cash flows are based on the present business plans and assumptions and subject to changes depending on revised future business plans and assumptions.

3)	Provision for Yahoo! Points

In anticipation of the future use of points granted to customers as sales promotion under its points program, the Group recognizes a provision at the amount estimated to be used by customers in the future based on historical activity. There is an uncertainty regarding the extent of usage of such points.

(10)	Share-Based Payments

The Company has an equity-settled share option scheme as an incentive plan for directors and employees. Share options are measured at the fair value of the equity instruments at the grant date. The fair value of share options is computed by using the Black-Scholes model, Monte Carlo simulation and other methods considering the terms and conditions of each option. The fair value of share options determined at the grant date is expensed over the vesting period with a corresponding increase in equity.

At the end of each reporting period, the Company reviews estimates of the number of options that are expected to vest, and revises them when necessary.

The Company has applied the exemption in IFRS 1 (Please refer to “Note 35. First-time adoption of IFRSs”).

(11)	Revenue

Revenue of the Group mainly consists of services which are recognized based on the stage of completion of transactions at the end of each reporting period. Revenue is comprised of paid search advertising, display advertising, commission fees related to e-commerce such as YAHUOKU!, and membership fees such as Yahoo! Premium.

Paid search advertising revenue is recognized when a visitor of the website clicks the advertisement. Display advertising comprises premium advertising, Yahoo! Display Ad Network (“YDN”) and others. Revenue from premium advertising is recognized over a period in which the related advertisement is displayed. Revenue from YDN is recognized when a visitor of the website clicks the advertisement on the page with the related content. Revenue from e-commerce related commission fees is recognized when a transaction occurs. Revenue from membership fees is recognized over an effective period of the membership.

(12)	Retirement Benefits

The Group primarily participates in defined contribution pension plans. In addition, the Group has adopted contributory welfare pension plans as defined benefit pension plans.

Defined contribution plans are post-employment benefit plans under which an employer pays fixed contributions into a separate fund and will have no legal or constructive obligation to pay further contributions. Contributions to the defined contribution plans are recognized as expenses when the related services are rendered by employees, and contributions payable are recognized as liabilities.

The Group participates in multi-employer contributory defined benefit welfare pension plans. Contributions to the multi-employer contributory defined benefit welfare pension plans are recognized as expenses when the related services are rendered by employees, and contributions payable are recognized as liabilities.

(13)	Income Tax

Income tax expense is comprised of current and deferred taxes, and recognized in profit or loss, except for taxes related to business combinations and taxes related to items that are recognized in other comprehensive income or directly in equity.

1)	Current tax

Current tax is measured at the amount expected to be paid to or recovered from the taxation authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the end of the reporting period.

2)	Deferred tax

Deferred tax assets are recognized for deductible temporary differences, unused tax losses, and unused tax credits to the extent that it is probable that taxable profits will be available. Recoverability of deferred tax assets is reviewed at the end of each quarter. Deferred tax liabilities are generally recognized for taxable temporary differences.

Deferred tax assets and liabilities are not recognized for:

(A)	temporary differences arising from the initial recognition, other than in a business combination, of assets and liabilities in a transaction that affects neither the accounting profit nor the taxable profit;

(B)	taxable temporary differences arising from initial recognition of goodwill;

(C)	deductible temporary differences associated with investments in subsidiaries and associates, where it is not probable that the temporary difference will reverse in the foreseeable future or where it is not probable that there will be sufficient taxable profits against which the temporary differences can be utilized; and

(D)	taxable temporary differences associated with investments in subsidiaries and associates, where the Company is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the asset is realized or the liability is settled, based on tax laws that have been enacted or substantively enacted by the end of the reporting period.

Deferred tax assets and liabilities are offset if the Company has a legally enforceable right to set off current tax assets against current tax liabilities, and income taxes are levied by the same taxation authority on the same taxable entity.

(14)	Treasury Stock

When the Company acquires its own equity share capital (“treasury stock”), the consideration paid, including any directly attributable increments costs (net of tax), is deducted from equity. No gain or loss is recognized on the purchase, sale, or cancellation of the treasury stock. The difference between the carrying amount and the consideration on sale is recognized as capital surplus.

(15)	Earnings per Share

Basic earnings per share are calculated by dividing profit for the year attributable to owners of the Company by the weighted-average number of common stocks (after adjusting for treasury stocks) outstanding for the period.

Diluted earnings per share assumes full conversion of the issued potential shares having a dilutive effect, with an adjustment for profit for the year attributable to owners of the Company and the weighted-average number of common stocks (after adjusting for treasury stocks) outstanding for the period.

On October 1, 2013, the Company made a share split at a rate of 100 shares for each outstanding share. Basic earnings per share and diluted earnings per share are calculated as if the share split became effective on April 1, 2013.

4.	USE OF ESTIMATES AND JUDGMENTS

In preparing consolidated financial statements under IFRSs, management makes judgments, estimates, and assumptions that affect the application of accounting policies and carrying amounts of assets, liabilities, revenue, and expenses. Actual results in the future may differ from those estimates or assumptions. Estimates and underlying assumptions are continuously reviewed. Revisions to accounting estimates are recognized in the period in which the estimate is revised as well as in the future periods.

The following is the critical judgment that has been made in the process of applying the Group’s accounting policies and that has the most significant effect on the amounts recognized in the consolidated financial statements:

•	Determination of scope of subsidiaries and associates (“Note 3. Significant accounting policies (1)”)

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk on the amounts recognized in the consolidated statements of causing a material adjustment within the current and next financial year:

•	Determination regarding impairment of property and equipment, goodwill and intangible assets (“Note 3. Significant accounting policies (1) and (8)” and “Note 12. Goodwill and intangible assets”)

•	Determination regarding impairment of investments in associates (“Note 3. Significant accounting policies (1)”)

•	Fair value measurement of financial assets and liabilities (“Note 3. Significant accounting policies (3)” and “Note 26. Fair value of financial instruments”)

•	Determination of useful life and residual value of property and equipment and intangible assets (“Note 3. Significant accounting policies (5) and (6)”)

•	Assessment and determination regarding recognition and measurement of provisions (“Note 3. Significant accounting policies (9)” and “Note 17. Provisions”)

•	Fair value measurement of share options (“Note 3. Significant accounting policies (10)” and “Note 24. Share-based payment”)

•	Assessment of recoverability of deferred tax assets (“Note 3. Significant accounting policies (13)” and “Note 14. Income taxes”)

5.	BUSINESS COMBINATIONS

For the Year Ended March 31, 2015 (Unaudited)

Significant business combinations occurring in the year ended March 31, 2015 are as follows:

(1)	Outline of business combination

The Company acquired 65% of the voting rights of YJ Card Corporation (renamed from KC Co., Ltd. on January 5, 2015), a company that principally operates a credit card business, from J Trust Co., Ltd. and has included YJ Card Corporation in the scope of consolidation since the fourth quarter of the year ended March 31, 2015, in order to develop the Company’s settlement finance domain, an area that promises to offer various synergies with the Company’s assets and know-how, into its next core business. This acquisition was also undertaken to improve the convenience of the Company’s e-commerce services and to further accelerate growth in transaction values.

(2)	Outline of acquiree

Company name:	YJ Card Corporation
Businesses:	Credit card business, card loan business, credit guarantee business and others

(3)	Acquisition date

January 5, 2015

(4)	Fair value of consideration, acquired assets and assumed liabilities as of the acquisition date

	Millions of Yen	Thousands of U.S. Dollars
	Unaudited	Unaudited

Fair value of consideration—Cash	¥23,228	$193,293

Total	¥23,228	$193,293

Fair value of acquired assets and assumed liabilities:
Current assets (Note 1)	¥42,841	$356,503
Non-current assets	16,709	139,045
Current liabilities (Note 1)	(7,306)	(60,797)
Non-current liabilities (Note 1)	(29,439)	(244,978)

Net assets	22,805	189,773
Non-controlling interests (Note 2)	(7,982)	(66,423)
Goodwill (Note 3)	8,405	69,943

Total	¥23,228	$193,293

Notes:

1.	Acquired assets and assumed liabilities

Current assets include ¥32,849 million ($273,354 thousand) of trade loans receivable. Current and non-current liabilities include ¥24,081 million ($200,391 thousand) of provision for interest repayment claims.

2.	Non-controlling interests

Non-controlling interests are measured at the proportionate interests in the identifiable net assets of the acquiree.

3.	Goodwill

Goodwill reflects excess earning power expected from the future business development and the synergy of the Group and the acquiree.

(5)	Impact on the operating results of the Group

Information about operating results after the acquisition date and pro forma information about operating results as if the business combination had occurred as of the beginning of the reporting period are not disclosed because the impacts on the consolidated financial statements are not material.

For the Year Ended March 31, 2014

There were no significant business combinations for the year ended March 31, 2014.

6.	SEGMENT INFORMATION

(1)	Reportable Segments

The Group’s reportable segments are components of the Group for which discrete financial information is available, and whose operating results are regularly reviewed by the Company’s board of directors to make decisions about resources to be allocated to the segment and assess its performance.

The Group has two reportable segments, namely, (1) marketing solutions business and (2) consumer business.

The marketing solutions business segment comprises (1) planning and sales of Internet-based advertising-related services, (2) information listing services, and (3) other corporate services. The consumer business segment comprises e-commerce related services and membership services. Other business consists of operating segments that are not included in a reportable segment and includes settlement- and finance-related services.

The accounting policies of the reportable segments are the same as the Group’s accounting policies described in “Note 3. Significant accounting policies.” Segment income is computed based on operating income with certain adjustments for intersegment transactions and corporate expenses. Corporate expenses consist primarily of general and administrative expenses that are not allocable to segments. Intersegment sales are based on prevailing market prices.

Segment information of the Group as of and for the year ended March 31, 2015, is as follows:

	Millions of Yen
	Reportable Segments
	Marketing Solutions Business	Consumer Business	Total	Other Business	Reconciliation	Consolidated
	Unaudited

Revenue:
Sales to customers	¥303,296	¥96,286	¥399,582	¥28,906		¥428,488
Intersegment sales	997	5,744	6,741	3,436	¥(10,177)

Total sales	¥304,293	¥102,030	¥406,323	¥32,342	¥(10,177)	¥428,488

Segment income	¥161,673	¥58,600	¥220,273	¥11,552	¥(34,613)	¥197,212
Other non-operating income						10,638
Other non-operating expenses						(1,224)
Equity in earnings of associates						1,673

Profit before tax						¥208,299

Others—Depreciation and amortization	¥5,510	¥1,752	¥7,262	¥2,669	¥7,005	¥16,936

	Thousands of U.S. Dollars
	Reportable Segments
	Marketing Solutions Business	Consumer Business	Total	Other Business	Reconciliation	Consolidated
	Unaudited

Revenue:
Sales to customers	$2,523,891	$801,248	$3,325,139	$240,543		$3,565,682
Intersegment sales	8,297	47,799	56,096	28,592	$(84,688)

Total sales	$2,532,188	$849,047	$3,381,235	$269,135	$(84,688)	$3,565,682

Segment income	$1,345,369	$487,643	$1,833,012	$96,130	$(288,034)	$1,641,108
Other non-operating income						88,525
Other non-operating expenses						(10,186)
Equity in earnings of associates						13,922

Profit before tax						$1,733,369

Others—Depreciation and amortization	$45,852	$14,579	$60,431	$22,210	$58,293	$140,934

Segment information of the Group as of and for the year ended March 31, 2014, is as follows:

	Millions of Yen
	Reportable Segments
	Marketing Solutions Business	Consumer Business	Total	Other Business	Reconciliation	Consolidated

Revenue:
Sales to customers	¥282,137	¥100,867	¥383,004	¥25,511		¥408,515
Intersegment sales	951	3,971	4,922	3,020	¥(7,942)

Total sales	¥283,088	¥104,838	¥387,926	¥28,531	¥(7,942)	¥408,515

Segment income	¥152,290	¥63,693	¥215,983	¥11,233	¥(30,778)	¥196,438
Other non-operating income						13,194
Other non-operating expenses						(1,313)
Equity in losses of associates						(94)

Profit before tax						¥208,225

Others—Depreciation and amortization	¥4,798	¥1,672	¥6,470	¥2,302	¥4,680	¥13,452

(2)	Sales to Customers, by Services

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015

	Unaudited		Unaudited

Advertisement	¥249,829	¥232,530	$2,078,963
Businesses	70,107	72,398	583,399
Personal	108,552	103,587	903,320

Total	¥428,488	¥408,515	$3,565,682

Note:    Revenue of the Group consists almost entirely of rendering of services.

Main Services

Advertisement	• Paid search, display and other advertising-related services

Businesses	• Data center-related and other corporate services
• Yahoo! Real Estate and other information listing services

Personal	• YAHUOKU!, Yahoo! Shopping, and other e-commerce related services • Yahoo! Premium, Yahoo! BB, and other membership services

7.	CASH AND CASH EQUIVALENTS

The components of cash and cash equivalents are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Cash and demand deposits	¥156,755	¥105,410	¥90,085	$1,304,444
Time deposits (maturities of three months or less)	347,182	376,927	319,503	2,889,090

Total	¥503,937	¥482,337	¥409,588	$4,193,534

8.	TRADE AND OTHER RECEIVABLES

The components of trade and other receivables are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Foreign exchange dealings cash— deposits with trust banks	¥90,402	¥75,171	¥68,452	$752,284
Trade receivables	67,261	60,571	55,395	559,715
Credit card receivables	35,163	7,067	8,367	292,610
Others	24,910	17,587	11,660	207,291

Total	¥217,736	¥160,396	¥143,874	$1,811,900

9.	OTHER FINANCIAL ASSETS

The components of other financial assets are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Equity securities	¥30,554	¥38,059	¥27,847	$254,256
Derivative financial assets	17,031	13,033	9,356	141,724
Deposits paid	12,604	6,610	6,354	104,885
Others	13,817	4,143	5,699	114,979

Total	¥74,006	¥61,845	¥49,256	$615,844

Current assets	¥15,902	¥12,313	¥13,556	$132,329

Non-current assets	58,104	49,532	35,700	483,515

10.	OTHER ASSETS

The components of other assets are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Prepaid expenses	¥3,582	¥3,169	¥2,576	$29,808
Long-term prepaid expenses	1,705	1,055	769	14,188
Investment property	1,489			12,391
Others	851	538	430	7,082

Total	¥7,627	¥4,762	¥3,775	$63,469

Current assets	¥4,253	¥3,660	¥2,900	$35,392

Non-current assets	3,374	1,102	875	28,077

11.	PROPERTY AND EQUIPMENT

Changes in carrying amounts of property and equipment, costs, and accumulated depreciation and impairment losses are as follows:

Carrying Amounts

	Millions of Yen
	Buildings and Structures	Furniture and Fixtures	Machinery and Equipment	Land	Construction in Progress	Total

As of April 1, 2013	¥11,707	¥18,284	¥10,748	¥5,426	¥4,902	¥51,067
Purchase	2,104	12,682	607		3,495	18,888
Disposals	(322)	(465)	(154)			(941)
Depreciation	(1,057)	(5,847)	(1,495)			(8,399)
Transfer of accounts	5,177	456	2,705		(8,338)
Others	(236)	(67)	(166)			(469)

As of March 31, 2014	17,373	25,043	12,245	5,426	59	60,146
Purchase	893	12,427	1,107		1,233	15,660
Disposals	(84)	(311)	(36)			(431)
Business combinations	520	620		1,729	322	3,191
Depreciation	(1,699)	(7,525)	(1,626)			(10,850)
Transfer of accounts		545	385		(930)
Others	(55)	(130)	(61)		(4)	(250)

As of March 31, 2015 (unaudited)	¥16,948	¥30,669	¥12,014	¥7,155	¥680	¥67,466

	Thousands of U.S. Dollars
	Buildings and Structures	Furniture and Fixtures	Machinery and Equipment	Land	Construction in Progress	Total

As of March 31, 2014	$144,570	$208,397	$101,897	$45,153	$491	$500,508
Purchase	7,431	103,412	9,212		10,260	130,315
Disposals	(699)	(2,588)	(300)			(3,587)
Business combinations	4,327	5,159		14,388	2,680	26,554
Depreciation	(14,138)	(62,620)	(13,531)			(90,289)
Transfer of accounts		4,535	3,204		(7,739)
Others	(458)	(1,082)	(507)		(33)	(2,080)

As of March 31, 2015 (unaudited)	$141,033	$255,213	$99,975	$59,541	$5,659	$561,421

Acquisition Costs

	Millions of Yen
	Buildings and Structures	Furniture and Fixtures	Machinery and Equipment	Land	Construction in Progress	Total

As of April 1, 2013	¥21,055	¥45,724	¥18,781	¥5,426	¥4,917	¥95,903
As of March 31, 2014	27,635	53,177	21,426	5,426	59	107,723
As of March 31, 2015 (unaudited)	28,836	60,563	22,510	7,155	680	119,744

	Thousands of U.S. Dollars
	Buildings and Structures	Furniture and Fixtures	Machinery and Equipment	Land	Construction in Progress	Total

As of March 31, 2015 (unaudited)	$239,960	$503,977	$187,318	$59,541	$5,659	$996,455

Accumulated Depreciation and Impairment Losses

	Millions of Yen
	Buildings and Structures	Furniture and Fixtures	Machinery and Equipment	Land	Construction in Progress	Total

As of April 1, 2013	¥(9,348)	¥ (27,440)	¥(8,033)		¥(15)	¥ (44,836)
As of March 31, 2014	(10,262)	(28,134)	(9,181)			(47,577)
As of March 31, 2015 (unaudited)	(11,888)	(29,894)	(10,496)			(52,278)

	Thousands of U.S. Dollars
	Buildings and Structures	Furniture and Fixtures	Machinery and Equipment	Land	Construction in Progress	Total

As of March 31, 2015 (unaudited)	$ (98,927)	$ (248,764)	$ (87,343)			$ (435,034)

12.	GOODWILL AND INTANGIBLE ASSETS

Changes in carrying amounts of goodwill and intangible assets, costs, and accumulated amortization and impairment losses are as follows:

Carrying Amounts

	Millions of Yen
	Goodwill	Software	Customer Relationships	Others	Total

As of April 1, 2013	¥14,395	¥12,020	¥4,514	¥395	¥31,324
Internal development		3,941			3,941
Purchase		3,541		11	3,552
Business combinations	1,737	12		475	2,224
Disposals		(1,765)		(281)	(2,046)
Amortization		(4,089)	(785)	(126)	(5,000)
Others	(323)	(5)		2	(326)

As of March 31, 2014	15,809	13,655	3,729	476	33,669
Internal development		7,429			7,429
Purchase		5,359		2,010	7,369
Business combinations	11,864	2,616	4,650	41	19,171
Disposals		(1,616)			(1,616)
Amortization		(4,939)	(889)	(104)	(5,932)
Others		(35)			(35)

As of March 31, 2015 (unaudited)	¥27,673	¥22,469	¥7,490	¥2,423	¥60,055

	Thousands of U.S. Dollars
	Goodwill	Software	Customer Relationships	Others	Total

As of March 31, 2014	$131,555	$113,631	$31,031	$3,961	$280,178
Internal development		61,821			61,821
Purchase		44,595		16,726	61,321
Business combinations	98,727	21,769	38,695	341	159,532
Disposals		(13,448)			(13,448)
Amortization		(41,100)	(7,398)	(865)	(49,363)
Others		(291)			(291)

As of March 31, 2015 (unaudited)	$230,282	$186,977	$62,328	$20,163	$499,750

Acquisition Costs

	Millions of Yen
	Goodwill	Software	Customer Relationships	Others	Total

As of April 1, 2013	¥14,395	¥33,680	¥4,710	¥492	¥53,277
As of March 31, 2014	15,809	37,775	4,710	980	59,274
As of March 31, 2015 (unaudited)	27,673	50,978	9,360	3,030	91,041

	Thousands of U.S. Dollars
	Goodwill	Software	Customer Relationships	Others	Total

As of March 31, 2015 (unaudited)	$230,282	$424,216	$77,890	$25,214	$757,602

Accumulated Amortization and Impairment Losses

	Millions of Yen
	Goodwill	Software	Customer Relationships	Others	Total

As of April 1, 2013		¥ (21,660)	¥ (196)	¥(97)	¥(21,953)
As of March 31, 2014		(24,120)	(981)	(504)	(25,605)
As of March 31, 2015 (unaudited)		(28,509)	(1,870)	(607)	(30,986)

Thousands of U.S. Dollars
	Goodwill	Software	Customer Relationships	Others	Total

As of March 31, 2015 (unaudited)		$ (237,239)	$ (15,561)	$ (5,051)	$ (257,851)

Customer relationships represent probable expected future economic benefits attributable to the existing customers of the acquiree at the time of business combination.

Amortization expenses are included in “Cost of sales” and “Selling, general and administrative expenses” in the consolidated statements of profit or loss.

Research and development costs charged to income for the years ended March 31, 2015 and 2014 were ¥275 million ($2,288 thousand) and ¥233 million, respectively.

The carrying amounts of internally generated intangible assets related to software as of March 31, 2015 and 2014 and April 1, 2013 are ¥14,763 million ($122,851 thousand), ¥8,758 million and ¥6,238 million, respectively.

Significant goodwill of the Group is allocated to the following groups of cash-generating units, which represent operating segments:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Settlement- and finance-related	¥16,392	¥8,037	$136,407
Marketing solutions business	10,906	7,421	90,755

In testing goodwill for impairment, the recoverable amount is determined based on its value in use.

Value in use is determined by discounting the estimated future cash flows to their present value based on the business plan and growth rate approved by the management.

Business plans are prepared based on external and internal information, which reflect the management’s assessment of future trends in the industry and past data, and basically do not exceed five years. Growth rate is determined considering the long-term average growth rate of the market or country to which the cash-generating unit belongs. The growth rates used for the years ended March 31, 2015 and 2014 were 1.9% and 1.9%, respectively. The pretax discount rates used in measurement of value in use for the years ended March 31, 2015 and 2014 were 8.3%–11.8% and 9.1%–12.4%, respectively.

As value in use sufficiently exceeds the carrying values of cash-generating units, the Company determined that the recoverable amount is unlikely to decrease below the carrying value, even if major assumptions used in the impairment test change to a reasonably foreseeable extent.

13.	DISCLOSURE OF INTERESTS IN OTHER ENTITIES

(1)	Subsidiaries

The Company’s major subsidiaries as of March 31, 2015 and 2014 are as follows:

		Ownership Percentage of Voting Rights (%)
Name of Subsidiary	Location	As of March 31, 2015	As of March 31, 2014
		Unaudited

Y’s Sports Inc.	Tokyo	100.0%	100.0%
Netrust, Ltd	Tokyo	75.0	75.0
Y’s Insurance Inc.	Tokyo	60.0	60.0
FirstServer, Inc.	Osaka	100.0	100.0
IDC Frontier Inc.	Tokyo	100.0	100.0
GYAO Corporation	Tokyo	66.7	58.0
YJ Capital Inc.	Tokyo	100.0	100.0
YJ1 Investment Partnership	Tokyo
ValueCommerce Co., Ltd.	Tokyo	50.5	50.5
Carview Corporation	Tokyo	100.0	53.8
YJFX, Inc.	Tokyo	100.0	100.0
Synergy Marketing, Inc.	Osaka	100.0
YJ2 Investment Partnership	Tokyo
YJ Card Corporation	Fukuoka	65.0

(2)	Investments Accounted for Using the Equity Method

Aggregated amount of investments accounted for using the equity method that are not individually material is as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Carrying amount	¥61,671	¥34,364	¥40,281	$513,198

Other financial information of investments accounted for using the equity method that are not individually material is as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Profit for the year attributable to the Group	¥1,673	¥(94)	$13,922
Other comprehensive income, net of tax, attributable to the Group	976	191	8,123
Comprehensive income attributable to the Group	2,649	97	22,045

(3)	Structured Entities

The Group invests inside and outside Japan by utilizing investment partnerships. Such partnerships provide their investees with cash raised from members of the partnerships mainly in the form of investments, and have been designed so that voting or similar rights are not the dominant factor in deciding who controls the entity.

The Group invests in unconsolidated structured entities such as investment funds and trusts over which the Group does not have control with regard to operating policies such as those related to selecting investees.

The Company does not have any contractual obligations to provide any financial support to the unconsolidated structured entities. Therefore, the potential maximum loss exposure incurred from the involvement with such structured entities is limited to the total of the carrying amount of the Company’s investment, which is as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Other financial assets (non-current)	¥3,535	¥1,844	¥736	$29,417

The Company’s maximum loss exposure represents the potential maximum loss amount, and does not indicate the probability of occurrence.

14.	INCOME TAXES

(1)	Deferred Taxes

The components of deferred tax assets and deferred tax liabilities are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Deferred tax assets:
Enterprise tax payable	¥2,370	¥3,039	¥3,263	$19,722
Property and equipment and intangible assets	5,622	3,930	3,443	46,784
Liabilities related to employee benefits	3,427	3,674	2,767	28,518
Available-for-sale financial assets	1,005	5,463	5,366	8,363
Provision for interest repayment claims	8,198			68,220
Others	4,526	3,051	3,301	37,663

Total deferred tax assets	25,148	19,157	18,140	209,270

Deferred tax liabilities:
Property and equipment and intangible assets	2,601	1,534	1,701	21,644
Available-for-sale financial assets	4,529	5,192	2,366	37,688
Others	2,942			24,482

Total deferred tax liabilities	10,072	6,726	4,067	83,814

Deferred tax assets, net	¥15,076	¥12,431	¥14,073	$125,456

Note:	Liabilities related to employee benefits include liabilities attributable to accrued bonuses and paid absences.

Changes in deferred tax assets and liabilities are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Deferred tax assets (liabilities), net, beginning of year	¥12,431	¥14,073	$103,445
Deferred tax	(3,890)	1,313	(32,371)
Income taxes on other comprehensive income (Note 1)	722	(2,819)	6,008
Others (Note 2)	5,813	(136)	48,374

Deferred tax assets (liabilities), net, end of year	¥15,076	¥12,431	$125,456

Notes:

1.	This represents an increase in future taxable differences related to available-for-sale financial assets.

2.	This item mainly consists of temporary differences arising from business combinations of ¥6,000 million ($49,929 thousand) and ¥(148) million for the years ended March 31, 2015 and 2014, respectively. The business combinations for the year ended March 31, 2015 include ¥8,886 million ($73,945 thousand) of provision for interest repayment claims and ¥(3,639) million ($(30,282) thousand) of other deferred tax liabilities in relation to the conversion of YJ Card Corporation into a consolidated subsidiary.

Deferred tax assets and liabilities in the consolidated statements of financial position are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Deferred tax assets	¥15,105	¥12,469	¥14,104	$125,697
Deferred tax liabilities	29	38	31	241

Net	¥15,076	¥12,431	¥14,073	$125,456

At March 31, 2015, the Group has ¥6,674 million ($55,538 thousand) of deferred tax assets which belong to entities that recorded losses. The Group recognizes deferred tax assets to the extent that it is probable that future taxable profit will be available.

Deductible temporary differences and net operating loss carryforwards for which no deferred tax assets have been recognized are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Deductible temporary differences	¥644	¥572	¥891	$5,359

Net operating loss carryforwards which expire:
Within one year
In one year to five years		¥233	¥158
After five years	¥355	710	1,118	$2,954

Total	¥355	¥943	¥1,276	$2,954

Total taxable temporary differences (before multiplying by the tax rate) for which no deferred tax liabilities related to the investments in subsidiaries have been recognized as of March 31, 2015 and 2014 and April 1, 2013 are ¥22,704 million ($188,932 thousand), ¥17,205 million and ¥8,914 million, respectively.

(2)	Tax Expenses

The components of income tax expenses are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015

	Unaudited		Unaudited

Current tax expenses	¥70,476	¥79,870	$586,469
Deferred tax expenses	3,890	(1,313)	32,371

Total	¥74,366	¥78,557	$618,840

For the year ended March 31, 2015

On March 31, 2015, the Act on the Partial Revision of the Income Tax Act (Article 9, 2015) and the Act on the Partial Revision of the Local Tax Act (Article 2, 2015) were promulgated in Japan. On April 1, 2015, the Ordinance on the Metropolitan Tax and the Ordinance on the Partial Revision of the Metropolitan Tax (Ordinance 93, 2015) was also promulgated in Tokyo. In accordance with these changes, deferred tax assets and liabilities are determined by using the new statutory tax rate. The effect of this change was to increase income taxes—current by ¥2,140 million ($17,808 thousand).

For the year ended March 31, 2014

In Japan, the Act on the Partial Revision of the Income Tax Act (Article 10, 2014) was issued on March 31, 2014, and the special corporation tax for reconstruction was not imposed from the fiscal year started April 1, 2014. The statutory effective tax rate was changed in the year ended March 31, 2014 in relation to this revision of law. The impact of this change was not material.

The reconciliation of the statutory effective tax rate and actual tax rate is as follows, with the actual tax rate representing the ratio of income tax expenses to profit before tax:

	Year Ended March 31,
	2015	2014
	Unaudited

Statutory effective tax rate (%)	35.64	38.01
Effect of the change in statutory tax rate (%)	1.06	0.36
Gain on remeasurement of investments in associates acquired in stages (%)	(1.07)
Negative goodwill arising from reclassification of investments (%)	(0.56)
Others (%)	0.63	(0.64)

Actual tax rate (%)	35.70	37.73

15.	TRADE AND OTHER PAYABLES

The components of trade and other payables are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Foreign exchange dealings deposits from customers	¥97,178	¥81,595	¥72,485	$808,671
Accounts payable—other	35,790	24,334	20,852	297,828
Accounts payable—trade	14,821	12,507	11,114	123,334
Others	11,190	24,126	17,157	93,118

Total	¥158,979	¥142,562	¥121,608	$1,322,951

16.	OTHER FINANCIAL LIABILITIES

The components of other financial liabilities are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Derivative financial liabilities	¥9,070	¥5,108	¥5,648	$75,476
Others	1,521	128	147	12,658

Total	¥10,591	¥5,236	¥5,795	$88,134

Current liabilities	¥9,671	¥5,108	¥5,648	$80,478

Non-current liabilities	920	128	147	7,656

17.	PROVISIONS

The components of provisions are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Provision for interest repayment claims (Notes 1 and 2)	¥23,357			$194,366
Asset retirement obligations (Note 1)	2,738	¥2,655	¥2,460	22,784
Others (Notes 1 and 3)	3,146	2,951	4,299	26,181

Total	¥29,241	¥5,606	¥6,759	$243,331

Provisions (current)	¥6,399	¥2,951	¥4,299	$53,250

Provisions (non-current)	22,842	2,655	2,460	190,081

Notes:

1.	Additional information on the nature of the provisions included in the table above is provided in “Note 3. Significant accounting policies (9) Provisions.”

2.	Provision for interest repayment claims is calculated by estimating the future repayment amount based on the historical experience of repayments and expirations due to the statute of limitations.

3.	This item mainly consists of provision for Yahoo! Points.

Changes in provisions are as follows:

	Millions of Yen
	Provision for Interest Repayment Claims	Asset Retirement Obligations	Others	Total

As of April 1, 2014		¥2,655	¥2,951	¥5,606
Recognition of provisions		114	2,976	3,090
Business combinations	¥24,081	33	234	24,348
Increase due to passage of time		73		73
Used	(724)	(152)	(61)	(937)
Reversal		(11)	(26)	(37)
Others		26	(2,928)	(2,902)

As of March 31, 2015 (unaudited)	¥23,357	¥2,738	¥3,146	¥29,241

	Thousands of U.S. Dollars
	Provision for Interest Repayment Claims	Asset Retirement Obligations	Others	Total

As of April 1, 2014		$22,094	$24,557	$46,651
Recognition of provisions		949	24,765	25,714
Business combinations	$200,391	275	1,947	202,613
Increase due to passage of time		607		607
Used	(6,025)	(1,265)	(507)	(7,797)
Reversal		(92)	(216)	(308)
Others		216	(24,365)	(24,149)

As of March 31, 2015 (unaudited)	$194,366	$22,784	$26,181	$243,331

18.	PURCHASE COMMITMENTS

Commitments to purchase goods and services as of March 31, 2015 and 2014 are ¥12,234 million ($101,806 thousand) and ¥12,749 million, respectively. The commitments are mainly attributable to executory contracts of usage fees of data-center communication equipment and purchase of assets.

19.	OTHER LIABILITIES

The components of other current liabilities and other non-current liabilities are as follows:

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31,	As of March 31,	As of April 1,	As of March 31,
	2015	2014	2013	2015
	Unaudited			Unaudited

Consumption taxes payable	¥11,064	¥2,811	¥3,999	$92,070
Advance received	9,296	8,018	7,419	77,357
Accrued bonuses	5,215	5,612	3,661	43,397
Accrued paid absences	4,037	3,665	3,223	33,594
Others	5,525	3,065	3,029	45,975

Total	¥35,137	¥23,171	¥21,331	$292,393

Other current liabilities	¥31,652	¥22,058	¥20,261	$263,393

Other non-current liabilities	3,485	1,113	1,070	29,000

20.	RETIREMENT BENEFITS

Outline of Retirement Benefit Plans

The Company and certain subsidiaries participate primarily in defined contribution pension plans, as well as a multi-employer contributory defined benefit welfare pension plan. On April 1, 2015, the Company and certain subsidiaries withdrew from The Kanto IT Software Pension Fund (“Kanto IT”), a multi-employer contributory defined benefit welfare pension plan. The effect of the withdrawal was not material.

(1)	Defined contribution pension plans

Retirement benefit costs of defined contribution plans, including multi-employer welfare pension plan for which the accounting treatment is the same as that of defined contribution plans, are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015

	Unaudited		Unaudited
Contributions to multi-employer pension plans	¥933	¥813	$7,764
Contributions to defined contribution pension plans	498	445	4,144

Total	¥1,431	¥1,258	$11,908

(2)	Multi-employer contributory defined benefit welfare pension plans

Contributions made by the Company and its consolidated subsidiaries to the multi-employer pension plans are expensed when paid because the plan assets attributable to each participant cannot be reasonably determined. Contributions are calculated by multiplying average salary of the participant by a certain rate. When an employer withdraws from the plans, the employer may be required to contribute its unfunded portion as a special contribution at withdrawal. In the event the plan is dissolved and liquidated, the deficit will be collected or the remainder will be distributed in accordance with the minimum funding requirement set by applicable laws. Details of the multi-employer contributory defined benefit welfare pension plans for which contributions are expensed as retirement benefit expenses are as follows:

The fair values of the welfare pension plans’ entire assets and actuarial pension liabilities as of March 31, 2015 and 2014 and April 1, 2013, are as follows:

(Kanto IT)

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Based on the fair value information as of:	March 31, 2014	March 31, 2013	March 31, 2012	March 31, 2014
Fair value of all plan assets	¥252,294	¥222,957	¥186,190	$2,099,476
Total of actuarial pension liabilities and plan’s minimum reserve	227,331	206,136	186,649	1,891,745

Difference	¥24,963	¥16,821	¥(459)	$207,731

(The Pension Fund of Japan Electronics Information Technology Industry (“JEIT”))
	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Based on the fair value information as of:	March 31, 2014	March 31, 2013	March 31, 2012	March 31, 2014
Fair value of all plan assets	¥231,951	¥213,152	¥191,384	$1,930,190
Total of actuarial pension liabilities and plan’s minimum reserve	262,247	246,041	230,273	2,182,300

Difference	¥(30,296)	¥(32,889)	¥(38,889)	$(252,110)

Note:	Because the welfare pension plans provide their information only once a year, the latest information available at the time of preparing these consolidated financial statements is that of one year earlier.

The participation ratios in the welfare pension plans based on the latest information available as of March 31, 2015 and 2014 and April 1, 2013 were as follows:

	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013
	Unaudited

Based on the fair value information as of:	March 31, 2014	March 31, 2013	March 31, 2012

Kanto IT	6.7%	5.8%	5.1%
JEIT	0.4%	0.3%	0.3%

Under the welfare pension plans, prior service cost is amortized over 20 years by using the straight-line method.

The major components of the differences between the aggregate plan assets and liabilities in the tables above are as follows:

(Kanto IT)

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Based on the fair value information as of:	March 31, 2014	March 31, 2013	March 31, 2012	March 31, 2014

Other reserve	¥19,333		¥3,330	$160,881
Funded reserve	5,630	¥26,904	(13,412)	46,850
Accumulated unfunded portion		(10,083)
Adjustment for remeasurement of assets			9,623

Total	¥24,963	¥16,821	¥(459)	$207,731

(JEIT)

	Millions of Yen			Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013	As of March 31, 2015
	Unaudited			Unaudited

Based on the fair value information as of:	March 31, 2014	March 31, 2013	March 31, 2012	March 31, 2014

Other reserve	¥1,241	¥235		$10,327
Accumulated deficit			¥(3,360)
Unamortized obligations	(31,537)	(33,124)	(35,529)	(262,437)

Total	¥(30,296)	¥(32,889)	¥(38,889)	$(252,110)

21.	OPERATING LEASES

(1)	As Lessee

The Group leases buildings to utilize as offices and data centers through operating lease contracts. Certain operating lease contracts have an automatic renewal option. There are no contingent rents payable, purchase options, escalation clauses, or restrictions imposed by lease arrangements, such as those concerning dividends, additional debt, and further leasing. Total rental expenses under operating lease contracts for the fiscal years ended March 31, 2015 and 2014, were ¥9,864 million ($82,084 thousand) and ¥9,267 million, respectively.

Non-cancelable operating leases

The components of the future minimum lease payments under non-cancelable operating leases are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015

	Unaudited		Unaudited

Not later than one year	¥8,206	¥8,003	$68,287
Later than one year and not later than five years	5,724	11,725	47,633
Later than five years	586	646	4,876

Total	¥14,516	¥20,374	$120,796

(2)	As Lessor

Non-cancelable operating leases

The Group leases data-center services-related equipment (e.g., servers) as lessor through operating lease contracts. The components of the future minimum payments under non-cancelable operating leases are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015

	Unaudited		Unaudited

Not later than one year	¥2,243	¥2,461	$18,665
Later than one year and not later than five years	736	447	6,125

Total	¥2,979	¥2,908	$24,790

22.	EQUITY

(1)	Common Stock and Treasury Stock

Numbers of authorized shares and issued shares are as follows:

	Year Ended March 31,
	2015	2014
	Unaudited

Authorized shares—Common stock	24,160,000,000	24,160,000,000

Issued shares:
Balance at the beginning of the year	5,694,900,600	57,510,554
Increase	44,400	5,694,630,346
	(Note 2)	(Note 1)
Decrease		(57,240,300)
		(Note 3)

Balance at the end of the year	5,694,945,000	5,694,900,600

Notes:

1.	This item consists of 5,694,321,303 shares resulting from a hundred-for-one share split that became effective on October 1, 2013 and 309,043 shares from the exercise of share subscription rights.

2.	This item represents the exercise of share subscription rights.

3.	This item represents the retirement of treasury stock.

Numbers of treasury stock included in issued shares as of March 31, 2015 and 2014 and April 1, 2013 were 2,800,000 shares, 1,016,800 shares and 10,168 shares, respectively.

(2)	Surplus

1)	Capital surplus

Capital surplus of the Company includes additional paid-in capital. Under the Companies Act of Japan (“the Companies Act”), at least 50% of the proceeds upon issuance of equity instruments shall be credited to common stock. The remainder of the proceeds shall be credited to additional paid-in capital. The Companies Act permits, upon approval at the general meeting of shareholders, the transfer of amounts from additional paid-in capital to common stock.

2)	Retained earnings

Retained earnings of the Company include the reserve legally required as legal retained earnings. The Companies Act provides that 10% of the dividends from retained earnings shall be appropriated as legal capital surplus or as legal retained earnings until their aggregate amount equals 25% of common stock. The legal retained earnings may be used to eliminate or reduce a deficit or be transferred to retained earnings upon approval at the general meeting of shareholders.

23.	DIVIDENDS

Total amount of dividends was as follows:

	Millions of Yen	Thousands of U.S. Dollars	Yen	U.S. Dollars
Resolution	Total Dividends	Total Dividends	Dividends per Share	Dividends per Share	Record Date	Effective Date

Year Ended March 31, 2015 (Unaudited)

Board of directors meeting held on May 16, 2014	¥25,224	$209,903	¥4.43	$0.04	March 31, 2014	June 5, 2014

Year Ended March 31, 2014

Board of directors meeting held on May 17, 2013	¥23,058		¥401		March 31, 2013	June 6, 2013

Note:	The effect of the hundred-for-one share split effected on October 1, 2013 has not been reflected in the dividends per share for the year ended March 31, 2014 above.

Dividends to become effective during the year ending March 31, 2016 are as follows:

	Millions of Yen	Thousands of U.S. Dollars	Yen	U.S. Dollars
Resolution	Total Dividends	Total Dividends	Dividends per Share	Dividends per Share	Record Date	Effective Date

Board of directors meeting held on May 21, 2015 (unaudited)	¥50,432	$419,672	¥8.86	$0.07	March 31, 2015	June 4, 2015

24.	SHARE-BASED PAYMENT

The Company has share option plans as share-based payment awards. Share options are granted to the Company’s directors and employees based on the terms approved by the Company’s shareholders and the board of directors.

Share-based payments are accounted for as equity-settled share based payments. Expenses related to equity-settled share-based payments for the years ended March 31, 2015 and 2014 were ¥31 million ($258 thousand) and ¥57 million, respectively.

(1)	Share Option Plans

1)	Details of share option plans

The details of the Company’s share option plans for the years ended March 31, 2015 and 2014 are as follows:

The Company grants share options to its directors and employees. Company shares will be issued upon exercise of such share options.

On October 1, 2013, the Company made a share split by way of a free share distribution at a rate of 100 shares for each outstanding share. The record date of the share split was September 30, 2013. The effect of the hundred-for-one share split has been reflected in the options and share information in the tables below:

Options Series	Grant Date	Exercise Period

2005 (Note 1)	May 2, 2006	June 17, 2015

2006 (Note 1)	From September 6, 2006 to February 7, 2007	From August 23, 2016 to January 24, 2017

2007 (Note 1)	From May 8, 2007 to February 13, 2008	From April 24, 2017 to January 30, 2018

2008 (Note 1)	From May 9, 2008 to February 10, 2009	From April 25, 2018 to January 27, 2019

2009 (Note 1)	From May 12, 2009 to February 10, 2010	From April 28, 2019 to January 27, 2020

2010 (Note 1)	From May 11, 2010 to February 8, 2011	From April 27, 2020 to January 25, 2021

2011 (Note 1)	From June 3, 2011 to February 17, 2012	From May 20, 2021 to February 3, 2022

2012 1st (Note 1) 2nd (Note 2)	From May 16, 2012 to March 1, 2013	From May 2, 2022 to February 28, 2023

2013 1st (Note 3) 2nd (Note 4)	From May 17, 2013 to November 19, 2013	From May 16, 2023 to November 18, 2023

2014 1st (Note 4)	May 26, 2014	May 25, 2024

Notes:

1.	Vesting condition

Rights mainly vest in stages after two years from the grant date. One half of the total granted vests after two years from the grant date, and one-fourth vests per year in the subsequent two years. Vesting requires continuous service from the grant date to the vesting date. When an eligible person retires, vested acquisition rights are forfeited.

2.	Vesting condition

Rights vest according to the amount of operating income achieved as specified in (i) and (ii) below in any year from the fiscal year ended March 31, 2014 to fiscal year ending March 31, 2019.

(i)	If the operating income exceeds ¥250 billion

Period of achievement: By fiscal year ending March 31, 2016; Exercisable ratio: 20%

Period of achievement: By fiscal year ending March 31, 2017; Exercisable ratio: 14%

Period of achievement: By fiscal year ending March 31, 2018; Exercisable ratio:   8%

Period of achievement: By fiscal year ending March 31, 2019; Exercisable ratio:   2%

(ii)	If the operating income exceeds ¥330 billion

Period of achievement: By fiscal year ending March 31, 2016; Exercisable ratio: 80%

Period of achievement: By fiscal year ending March 31, 2017; Exercisable ratio: 56%

Period of achievement: By fiscal year ending March 31, 2018; Exercisable ratio: 32%

Period of achievement: By fiscal year ending March 31, 2019; Exercisable ratio:   8%

Vesting requires continuous service from the grant date to the vesting date. When an eligible person retires, vested acquisition rights are forfeited.

3.	Vesting condition

Rights vest according to the amount of operating income achieved as specified in (i) and (ii) below in any year from the fiscal year ended March 31, 2014 to fiscal year ending March 31, 2019.

(i)	If the operating income exceeds ¥250 billion; Exercisable ratio: 20%
(ii)	If the operating income exceeds ¥330 billion; Exercisable ratio: 80%

Vesting requires continuous service from the grant date to the vesting date. When an eligible person retires, vested acquisition rights are forfeited.

4.	Vesting condition

Rights vest once the operating income for the fiscal year exceeds ¥330 billion in any year from the fiscal year ended March 31, 2015 to fiscal year ending March 31, 2019. Vesting requires continuous service from the grant date to the vesting date. When an eligible person retires, vested acquisition rights are forfeited.

(2)	Fair Value of Share Options Granted during the Period

Weighted average fair values and information on how fair value is measured at the measurement date of the share options granted during the period are as follows:

Weighted average fair values at the measurement date of the share options granted during the period for the years ended March 31, 2015 and 2014 are ¥195 ($1.62) and ¥209, respectively.

Information on fair value measurement of share options is as follows:

		For the Year Ended March 31, 2015
		Unaudited
Options series		2014—1st

Valuation method used		Monte Carlo simulation
Key inputs and assumptions:
Weighted average stock price (yen) (U.S. dollars)		¥492 ($4.09)
Exercise price (yen) (U.S. dollars)		¥492 ($4.09)
Volatility of stock price (Note)		36.90%
Period until maturity		10 years
Estimated dividend		Dividend yield 0.90%
Risk-free interest rate		0.612%
	For the Year Ended March 31, 2014
Options series	2013—1st	2013—2nd

Valuation method used	Monte Carlo simulation	Monte Carlo simulation
Key inputs and assumptions:
Weighted average stock price (yen)	¥492	¥514
Exercise price (yen)	¥493	¥514
Volatility of stock price (Note)	38.27%	37.15%
Period until maturity	10 years	10 years
Estimated dividend	Dividend yield 0.70%	Dividend yield 0.78%
Risk-free interest rate	0.585%	0.605%

Note:	Calculated based on the latest actual stock price in the retrospective period that corresponds with the period until maturity.

(3)	Changes in Share Options during the Period and the Condition of Share Options at the Period End

Changes in share options (expressed in the number of shares issued upon exercise) during the period and the condition of share options at the period end are as follows:

	For the Year Ended March 31,
	2015		2014
	Number of Shares	Weighted Average Exercise Price (Yen) (U.S. Dollars)	Number of Shares	Weighted Average Exercise Price (Yen)
	Unaudited

Beginning balance— Unexercised	64,012,500	¥427 ($3.55)	30,850,500	¥ 329
Granted	1,950,000	¥492 ($4.09)	35,676,000	¥ 508
Forfeited	(331,400)	¥475 ($3.95)	(1,761,300)	¥ 370
Exercised	(44,400)	¥325 ($2.70)	(752,700)	¥ 339

Ending balance— Unexercised	65,586,700	¥429 ($3.57)	64,012,500	¥ 427

Ending balance— Exercisable	3,583,700	¥366 ($3.05)	3,130,100	¥ 377

The unexercised share options as of March 31, 2015, are as follows (unaudited):

Range of Exercise Price (Yen)	Number of Shares	Weighted Average Exercise Price (Yen) (U.S. Dollars)	Weighted Average Remaining Contract Period (Years)

201–300	1,081,100	¥271 ($2.26)	6.4
301–400	26,027,400	¥324 ($2.70)	7.8
401–500	12,797,900	¥486 ($4.04)	7.7
501–600	25,674,200	¥514 ($4.28)	8.6
601–700	6,100	¥680 ($5.66)	0.2

Total	65,586,700	¥429 ($3.57)	8.1

(4)	Share Options Exercised during the Period

Weighted average stock prices at exercise for share options exercised during the period are as follows:

For the Year Ended March 31
2015 (Unaudited)			2014
Options Series	Number of Shares Issued	Weighted Average Stock Price at Exercise (Yen) (U.S. Dollars)	Options Series	Number of Shares Issued	Weighted Average Stock Price at Exercise (Yen)

2006	200	¥436 ($3.63)	2006	12,500	¥ 519
2007	7,600	¥465 ($3.87)	2007	100,100	¥ 528
2008	3,000	¥458 ($3.81)	2008	130,400	¥ 516
2009	15,500	¥455 ($3.79)	2009	283,400	¥ 515
2010	8,200	¥441 ($3.67)	2010	113,200	¥ 506
2011	9,400	¥448 ($3.73)	2011	113,100	¥ 533
2012	500	¥446 ($3.71)

25.	FINANCIAL INSTRUMENTS

(1)	Capital Management

The Company’s policy is to realize and maintain optimum capital composition to continue mid- and long-term sustainable growth and maximize corporate value. Certain subsidiaries are subject to regulatory capital requirements under the Financial Instruments and Exchange Act and related laws and regulations. Such subsidiaries are required to maintain capital adequacy ratios, net assets and other indicators at certain levels.

Significant capital requirements attributable to domestic subsidiaries in the Group are as follows:

1)	YJFX, Inc.

YJFX, Inc. is subject to the Financial Instruments and Exchange Act and related laws and regulations and required to maintain a ratio, which is calculated by dividing its unappropriated capital by the total amount of the following three risk equivalent amounts, of at least 120%. The three risk equivalent amounts are:

(a)	market risk (risk arising from fluctuations in stock price, interest rate and exchange rate that affect holding assets) equivalent amount,
(b)	counterparty risk (risk assumed to be attributable to counterparties of financial instrument transactions) equivalent amount, and
(c)	fundamental risk (risk attributable to processing daily operations such as errors in paperwork) equivalent amount.

2)	YJ Card Corporation

YJ Card Corporation is subject to the Money Lending Business Act, Installment Sales Act and related laws and regulations and required to maintain its equity (net assets) at a certain level. The minimum amount of net assets required to be maintained is the greater of the following two items:

(a)	¥50 million
(b)	90% of share capital or capital contribution

No revision was made to applicable laws that have a significant impact on the capital requirements for the years ended March 31, 2015 and 2014.

(2)	Financial Risk Management

The Group faces a variety of financial risks (currency risk, price risk, interest rate risk, credit risk, and liquidity risk) in its operations. The Company manages risks based on its established policies to prevent and reduce these financial risks. Derivative transactions entered into by the Group are limited to the extent of actual demands. The Group does not enter into derivative contracts for speculative or trading purposes.

1)	Market risk

(a)	Currency Risk

The Group conducts foreign currency exchange transactions and is subject to currency risk from changes in currency rates mainly of U.S. dollars. To avoid this risk, the Company utilizes forward foreign exchange contracts. In addition, to avoid currency risk arising from foreign exchange dealings, the Company utilizes covering transactions with counterparties to cover its positions arising from transactions with customers.

Foreign exchange sensitivity analysis

The following table presents the effect of a 1% appreciation of the Japanese yen against the U.S. dollar on profit before tax and other comprehensive income (before net of tax effect) for the financial instruments with the above foreign currency risk exposure, assuming that all other factors are constant. The analysis does not include the effect of translating assets and liabilities of foreign operations into the presentation currency.

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Decrease in profit before tax	¥ 4	¥ 11	$ 33
Decrease in other comprehensive income before tax effect	75	43	624

(b)	Price Risk

As a part of its business strategy, the Company holds equity securities traded in active markets and is exposed to market price fluctuation risk. To manage this risk, the Company continuously monitors the financial condition of the security issuers and stock market fluctuations.

Price sensitivity analysis

The table below presents the effect of a 10% decrease in market price in the securities traded in active markets on other comprehensive income before tax effect in the consolidated statements of comprehensive income, assuming that all other factors are constant.

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Decrease in other comprehensive income before tax effect	¥ 1,438	¥ 1,837	$ 11,966

(c)	Interest Rate Risk

Interest rate sensitivity analysis

The Group’s use of funds for investing activities is exposed to interest rate risk.

The table below presents the effect of a 1% increase in interest rates in the Group’s financial instruments that are exposed to changes in interest rates on other comprehensive income before tax effect in the consolidated statements of comprehensive income, assuming that all other factors, such as foreign currency fluctuation, are constant.

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Decrease in other comprehensive income before tax effect	¥ 724	¥ 1,109	$ 6,025

2)	Credit risk

In the course of the Company’s business, trade and other receivables, and other financial assets (including equity securities and derivatives) are exposed to credit risk of its counterparties. In order to prevent and reduce the risk, the Company does not expose itself to significant concentrations of credit risk. To manage the credit risk, the Company secures collateral and obtains guarantees that correspond to each customer’s credit status after performing credit research and setting a line of credit in accordance with internal customer credit management rules. In addition, the Company performs due date controls and balance controls for each customer and periodically monitors their credit status.

The Group conducts foreign exchange margin transactions with customers and covering transactions with counterparties in order to avoid risks arising from the transactions.

The Group is exposed to the credit risks of customers that include possible uncollectible receivables arising from losses that exceed the customer’s funds, and the credit risks of financial institutions as counterparties of the transactions. Because automatic stop-loss rules and systems are implemented, the exposure to the credit risks of customers is limited. As to the credit risks of counterparties, the Group believes that the possibility of default is remote because the Group conducts covering transactions only with creditworthy financial institutions. Also, in conducting covering transactions, positions, gains and losses of the transactions are checked in accordance with internal management policy.

The Group recognizes impairment losses after evaluating collectability of trade and other receivables based on the debtor’s credit status. The Group does not have any experience of material impairment losses. For trade and other receivables that are neither past due nor impaired, there is no indication that any debtor would be unable to meet their obligations at the time of this report.

The carrying amount of financial instruments, net of impairment, which is presented in the statements of financial position, as well as the amount of lending commitments, represents the Company’s maximum exposure to credit risk on financial assets. The value of collateral held and other credit enhancements are not included. The details of lending commitments are described in “Note 33. Contingencies.”

Trade and other receivables include security deposits received as credit enhancements. Such deposits as of March 31, 2015 and 2014 and April 1, 2013 were ¥919 million ($7,647 thousand), ¥708 million and ¥700 million, respectively.

Foreign exchange dealings deposits from customers include security deposits received from customers. Such deposits as of March 31, 2015 and 2014 and April 1, 2013 were ¥97,178 million ($808,671 thousand), ¥81,595 million and ¥72,485 million, respectively.

3)	Liquidity risk

The Group is exposed to liquidity risk in funding, use and repayment of cash in relation to operating transactions and investing activities. In order to prevent and reduce the liquidity risk, the Group’s use of its funds is limited to high-liquidity and low-risk investments which mature within a year. The Group finances its funds with bank loans for which repayment periods are decided after considering the market environment and long-term and short-term balances.

(3)	Categories of Financial Instruments

Components of financial instruments (excluding cash and cash equivalents) by category are as follows:

As of March 31, 2015 (Unaudited)

	Millions of Yen
Financial Assets	Financial Assets at FVTPL	Available-for- Sale Financial Assets	Loans and Receivables	Total

Current assets:
Trade and other receivables			¥217,736	¥217,736
Other financial assets	¥15,887		15	15,902
Non-current assets— Other financial assets	1,144	¥43,511	13,449	58,104

Total	¥17,031	¥43,511	¥231,200	¥291,742

	Millions of Yen
Financial Liabilities	Financial Liabilities at FVTPL	Financial Liabilities at Amortized Cost	Total

Current liabilities:
Trade and other payables		¥158,979	¥158,979
Other financial liabilities	¥9,070	601	9,671
Non-current liabilities— Other financial liabilities		920	920

Total	¥9,070	¥160,500	¥169,570

	Thousands of U.S. Dollars
Financial Assets	Financial Assets at FVTPL	Available-for- Sale Financial Assets	Loans and Receivables	Total

Current assets:
Trade and other receivables			$1,811,900	$1,811,900
Other financial assets	$132,204		125	132,329
Non-current assets— Other financial assets	9,520	$362,079	111,916	483,515

Total	$141,724	$362,079	$1,923,941	$2,427,744

	Thousands of U.S. Dollars
Financial Liabilities	Financial Liabilities at FVTPL	Financial Liabilities at Amortized Cost	Total

Current liabilities:
Trade and other payables		$1,322,951	$1,322,951
Other financial liabilities	$75,476	5,002	80,478
Non-current liabilities— Other financial liabilities		7,656	7,656

Total	$75,476	$1,335,609	$1,411,085

As of March 31, 2014

	Millions of Yen
Financial Assets	Financial Assets at FVTPL	Available-for- Sale Financial Assets	Loans and Receivables	Total

Current assets:
Trade and other receivables			¥160,396	¥160,396
Other financial assets	¥12,313			12,313
Non-current assets— Other financial assets	719	¥41,440	7,373	49,532

Total	¥13,032	¥41,440	¥167,769	¥222,241

	Millions of Yen
Financial Liabilities	Financial Liabilities at FVTPL	Financial Liabilities at Amortized Cost	Total

Current liabilities:
Trade and other payables		¥142,562	¥142,562
Other financial liabilities	¥5,108		5,108
Non-current liabilities— Other financial liabilities		128	128

Total	¥5,108	¥142,690	¥147,798

As of April 1, 2013

	Millions of Yen
Financial Assets	Financial Assets at FVTPL	Available-for- Sale Financial Assets	Loans and Receivables	Total

Current assets:
Trade and other receivables			¥143,874	¥143,874
Other financial assets	¥9,356		4,200	13,556
Non-current assets— Other financial assets		¥28,596	7,104	35,700

Total	¥9,356	¥28,596	¥155,178	¥193,130

	Millions of Yen
Financial Liabilities	Financial Liabilities at FVTPL	Financial Liabilities at Amortized Cost	Total

Current liabilities:
Trade and other payables		¥121,608	¥121,608
Other financial liabilities	¥5,648		5,648
Non-current liabilities— Other financial liabilities		147	147

Total	¥5,648	¥121,755	¥127,403

26.	FAIR VALUE OF FINANCIAL INSTRUMENTS

(1)	Categorization by Level within the Fair Value Hierarchy

Financial instruments that are measured at fair value on a recurring basis after initial recognition are classified into three levels of the fair value hierarchy based on the observability and significance of inputs used for the measurement.

Levels 1 to 3 of the fair value hierarchy are defined as follows:

Level 1:	Fair value is measured using quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:	Fair value is measured using inputs, other than those used in level 1, that are observable, either directly or indirectly.

Level 3:	Fair value is measured using unobservable inputs.

If the fair value measurement uses different levels of inputs, the fair value is categorized based on the lowest level of input that is significant to the entire fair value measurement.

Transfers between levels of the fair value hierarchy are recognized as if they have occurred at the beginning of each quarter. There were no transfers between levels 1 and 2 during the fiscal years ended March 31, 2015 and 2014.

Financial instruments measured at fair value on a recurring basis by level within the fair value hierarchy are as follows:

As of March 31, 2015 (Unaudited)

	Millions of Yen
	Level 1	Level 2	Level 3	Total

Financial assets at FVTPL:
Derivatives used in foreign exchange dealings		¥15,887		¥15,887
Others			¥1,144	1,144
Available-for-sale financial assets:
Equity securities	¥14,569		15,985	30,554
Debt securities		7,554	1,806	9,360
Others		62	3,535	3,597

Total	¥14,569	¥23,503	¥22,470	¥60,542

Financial liabilities at FVTPL:
Derivatives used in foreign exchange dealings		¥9,070		¥9,070

Total		¥9,070		¥9,070

	Thousands of U.S. Dollars
	Level 1	Level 2	Level 3	Total

Financial assets at FVTPL:
Derivatives used in foreign exchange dealings		$132,204		$132,204
Others			$9,520	9,520
Available-for-sale financial assets:
Equity securities	$121,236		133,020	254,256
Debt securities		62,861	15,029	77,890
Others		516	29,417	29,933

Total	$121,236	$195,581	$186,986	$503,803

Financial liabilities at FVTPL:
Derivatives used in foreign exchange dealings		$75,476		$75,476

Total		$75,476		$75,476

As of March 31, 2014

	Millions of Yen
	Level 1	Level 2	Level 3	Total

Financial assets at FVTPL:
Derivatives used in foreign exchange dealings		¥12,313		¥12,313
Others			¥719	719
Available-for-sale financial assets:
Equity securities	¥11,344		26,715	38,059
Debt securities			1,476	1,476
Others		61	1,844	1,905

Total	¥11,344	¥12,374	¥30,754	¥54,472

Financial liabilities at FVTPL:
Derivatives used in foreign exchange dealings		¥5,108		¥5,108

Total		¥5,108		¥5,108

As of April 1, 2013

	Millions of Yen
	Level 1	Level 2	Level 3	Total

Financial assets at FVTPL:
Derivatives used in foreign exchange dealings		¥9,356		¥9,356
Available-for-sale financial assets:
Equity securities	¥9,553		¥18,294	27,847
Others		13	736	749

Total	¥9,553	¥9,369	¥19,030	¥37,952

Financial liabilities at FVTPL:
Derivatives used in foreign exchange dealings		¥5,648		¥5,648

Total		¥5,648		¥5,648

(2)	Valuation Techniques for Financial Instruments

Financial assets and liabilities at FVTPL mainly consist of foreign exchange dealings and are categorized as level 2 as they are evaluated based on the quoted market price of similar transactions.

As to available-for-sale financial assets, fair values of listed equity securities are evaluated at quoted prices at the end of the year, whereas fair values of non-listed equity securities are measured using quoted prices of comparable companies and valuation techniques such as the discounted cash flow model. They are classified as level 2 if all significant inputs such as quoted prices and perpetual growth rates that are used for the measurement of future cash flows are observable, whereas if inputs include significant unobservable inputs, they are classified as level 3.

Fair values of debt securities are measured mainly by the discounted cash flow model using discount rates as inputs after taking into account risk-free interest rates and credit spreads. They are categorized as level 2 or level 3 depending on their observability and significance.

Because the fair values of financial assets on the consolidated statements of financial position are the same or reasonably approximate as their carrying values, the carrying values are deemed to be their fair values.

(3)	Fair Value Measurements of Financial Instruments That Are Categorized as Level 3

1)	Valuation techniques and inputs

Valuation techniques and significant unobservable inputs used in the level 3 fair value measurements are as follows:

			Ranges of Unobservable Inputs
	Valuation Techniques	Unobservable Inputs	As of March 31, 2015	As of March 31, 2014	As of April 1, 2013

			Unaudited

Available-for-sale financial assets (equity securities)	Discounted cash flow	Capital cost	12.6%	7.9%	9.1%
		Perpetual growth rate	2.0%	1.2%	0.0%
	Quoted prices of comparable companies	PER multiple		19.9– 21.0	14.3– 18.3

Financial assets at FVTPL (other)	Monte Carlo simulation	Expected normal distribution of operating profit	¥1,500 million ($12,482 thousand)

PER multiple and perpetual growth rate have a positive correlation with the fair value of available-for-sale equity securities, whereas capital cost has a negative correlation. Probability of operating result achievement has a positive correlation with the fair value of other of financial assets at FVTPL.

2)	Reconciliation of financial instruments categorized as level 3

Reconciliation of financial instruments categorized as level 3 is as follows:

For the Year Ended March 31, 2015

	Millions of Yen
	Financial Assets at FVTPL	Available-for-Sale Financial Assets
		Equity Securities	Debt Securities	Other
	Other

As of April 1, 2014	¥ 719	¥ 26,715	¥ 1,476	¥ 1,844
Gains or losses:
Profit for the year (Notes 1 and 3)	119	5,409	75	202
Other comprehensive income (Notes 2 and 3)		(3,033)	255	342
Purchases	306	8,919		1,260
Transfers from level 3 to level 1 (Note 4)		(1,065)
Others (Note 3)		(20,960)		(113)

As of March 31, 2015 (unaudited)	¥ 1,144	¥ 15,985	¥ 1,806	¥ 3,535

	Thousands of U.S. Dollars
	Financial Assets at FVTPL	Available-for-Sale Financial Assets
		Equity Securities	Debt Securities	Other
	Other

As of April 1, 2014	$ 5,983	$ 222,310	$ 12,283	$ 15,345
Gains or losses:
Profit for the year (Notes 1 and 3)	990	45,011	624	1,681
Other comprehensive income (Notes 2 and 3)		(25,239)	2,122	2,846
Purchases	2,547	74,220		10,485
Transfers from level 3 to level 1 (Note 4)		(8,862)
Others (Note 3)		(174,420)		(940)

As of March 31, 2015 (unaudited)	$ 9,520	$ 133,020	$ 15,029	$ 29,417

Notes:

1.	Gains or losses included in profit for the year are included in “Other non-operating income” and “Other non-operating expenses” in the consolidated statement of profit or loss.

2.	Gains or losses included in other comprehensive income are included in “Available-for-sale financial assets” and “Exchange differences on translating foreign operations” in the consolidated statement of comprehensive income.

3.	Investments in The Japan Net Bank, Limited (“JNB”), which had been categorized as available-for-sale financial assets, have been reclassified to investments in an associate due to conversion of its non-voting right shares to common stock. In relation to this reclassification, the Company’s interests were remeasured at fair value as if they were disposed, and the unrealized revaluation gain of ¥6,249 million ($52,001 thousand) included in “Accumulated other comprehensive income” in the consolidated statement of financial position has been reclassified to “Other non-operating income” in the consolidated statement of profit or loss. (Please refer to “Note 28. Other non-operating income.”)

4.	Due to newly listed stocks of an investee

For the Year Ended March 31, 2014

	Millions of Yen
	Financial Assets at FVTPL	Available-for-Sale Financial Assets
		Equity Securities	Debt Securities	Other
	Other

As of April 1, 2013		¥ 18,294		¥ 736
Gains or losses:
Profit for the year (Note 1)	¥ 18	(787)	¥ 24	(110)
Other comprehensive income (Note 2)		5,661	37	174
Purchases	701	4,540	1,415	1,044
Transfers from level 3 to level 1 (Note 3)		(1,042)
Others		49

As of March 31, 2014	¥ 719	¥ 26,715	¥ 1,476	¥ 1,844

Notes:

1.	Gains or losses included in profit for the year are included in “Other non-operating income” and “Other non-operating expenses” in the consolidated statement of profit or loss.

2.	Gains or losses included in other comprehensive income are included in “Available-for-sale financial assets” and “Exchange differences on translating foreign operations” in the consolidated statement of comprehensive income.

3.	Due to newly listed stocks of an investee

3)	Sensitivity Analysis

For financial instruments classified as level 3, no significant changes in fair value are expected to occur as a result of changing unobservable inputs to other alternative assumptions that are considered reasonable.

4)	Valuation processes

The fair value of level 3 financial instruments is measured by our personnel in the investment management department, taking into account external specialists’ advice and using the most appropriate valuation techniques and inputs that reflect the nature, characteristics, and risks of the financial instruments subject to fair valuation.

The result of the fair value measurement conducted at the end of each year, including the valuation by the external specialists, is reviewed by managers of the investment management department and approved by the Chief Financial Officer (Senior executive director).

27.	COST OF SALES AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The components of cost of sales and selling, general and administrative expenses are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Business commissions	¥52,747	¥49,788	$438,937
Personnel expenses	48,875	45,945	406,715
Sales commissions	35,158	28,638	292,569
Information services	17,697	13,832	147,266
Depreciation and amortization	16,936	13,452	140,934
Sales promotion costs	15,267	14,116	127,045
Royalty charge	11,648	11,439	96,929
Others	32,948	34,867	274,179

Total	¥231,276	¥212,077	$1,924,574

28.	OTHER NON-OPERATING INCOME

The components of other non-operating income are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Gain on remeasurement of investments in an associate acquired in stages (Note 1)	¥ 6,249		$ 52,001
Negative goodwill arising from reclassification of investments (Note 2)	2,481		20,646
Gain on sale of investment securities	653	¥ 11,769	5,434
Others	1,255	1,425	10,444

Total	¥ 10,638	¥ 13,194	$ 88,525

Notes:

1.	In relation to the reclassification of investments in JNB to investments in an associate, the Company’s interests were remeasured at fair value as if they were disposed, and the unrealized revaluation gain of ¥6,249 million ($52,001 thousand) included in “Accumulated other comprehensive income” in the consolidated statement of financial position has been reclassified to “Gain on remeasurement of investments in an associate acquired in stages” in the consolidated statement of profit or loss. (Please refer to “Note 26. Fair value of financial instruments (3), 2).”)

2.	As a result of the fair value remeasurement of investments in JNB, the Group’s proportionate interests in net fair value of JNB’s identifiable assets and liabilities exceed the Group’s cost of the investments. The Group recognized the excess as “Negative goodwill arising from reclassification of investments” in the consolidated statement of profit or loss.

29.	OTHER COMPREHENSIVE INCOME

The amount arising during the year, reclassification adjustments and income tax effects on each item in other comprehensive income for the years ended March 31, 2015 and 2014, were as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Items that may be reclassified subsequently to profit or loss:
Available-for-sale financial assets:
Amount arising during the year	¥5,641	¥12,595	$46,942
Reclassification adjustments	(6,322)	(4,678)	(52,609)

Before tax effect	(681)	7,917	(5,667)
Income tax effect	722	(2,819)	6,008

Available-for-sale financial assets, after tax effect	41	5,098	341

Exchange differences on translating foreign operations:
Amount arising during the year	928	175	7,722
Reclassification adjustments

Before tax effect	928	175	7,722
Income tax effect

Exchange differences on translating foreign operations, after tax effect	928	175	7,722

Share of other comprehensive income of associates:
Amount arising during the year	976	191	8,123
Income tax effect

Share of other comprehensive income of associates, after tax effect	976	191	8,123

Other comprehensive income, net of tax	¥1,945	¥5,464	$16,186

30.	EARNINGS PER SHARE

Basic and diluted earnings per share attributable to owners of the Company are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Basic earnings per share (yen and U.S. dollars)	¥23.37	¥22.43	$0.19
Profit for the year attributable to owners of the Company	¥133,052	¥128,605	$ 1,107,198
Profit for the year not attributable to owners of the Company
Profit for the year used in the calculation of basic earnings per share	¥133,052	¥128,605	$ 1,107,198
Weighted-average number of common stock (thousands of shares)	5,692,891	5,732,878

Diluted earnings per share (yen and U.S. dollars)	¥23.37	¥22.43	$0.19
Adjustments on profit for the year
Increase in the number of common stock (thousands of shares)	812	1,369

Potential common stock that are anti-dilutive and therefore excluded from the calculation of diluted earnings per share	Options series:	Options series:
	2005—1st, 2nd, 3rd and 4th; 2006—1st, 2nd and 3rd; 2007—1st, 3rd and 4th; 2008—1st, 2012—2nd, 2013—1st and 2nd; 2014—1st	2003—3rd, 2004—1st, 2nd, 3rd and 4th; 2005—1st, 2nd, 3rd and 4th; 2007—3rd and 4th; 2008—1st, 2012—2nd, 2013—1st and 2nd

	(Please refer to “Note 24. Share-based payment”)	(Please refer to “Note 24. Share-based payment”)

On October 1, 2013, the Company made a share split by way of a free share distribution at a rate of 100 shares for each outstanding share. Basic and diluted earnings per share have been determined based on the assumption that the share split occurred on April 1, 2013.

31.	SUPPLEMENTAL INFORMATION TO THE CONSOLIDATED STATEMENTS OF CASH FLOWS

(1)	Significant Non-cash Transactions

Significant non-cash transactions (investing and financing transactions that do not require the use of cash or cash equivalents) are as follows:

For the Year Ended March 31, 2015 (Unaudited)

Investments in JNB, which had been categorized as available-for-sale financial assets, has been reclassified to investments in an associate due to conversion of its non-voting right shares to common stock. The carrying amount of the investments at the time of conversion was ¥23,167 million ($192,785 thousand), calculated by reflecting the Group’s proportionate interests in the net fair value of JNB’s identifiable assets and liabilities.

For the Year Ended March 31, 2014

No significant non-cash transactions occurred during the year.

(2)	Acquisition of Shares of Subsidiaries

Assets and liabilities assumed of new subsidiaries at the time of acquiring control through purchase of shares and the relationship between consideration and payment for acquisition are as follows:

	Millions of Yen	Thousands of U.S. Dollars
	Unaudited	Unaudited

Assets acquired	¥67,129	$558,617
Liabilities assumed	(38,225)	(318,091)

Net assets of new subsidiaries (before deducting cash assumed at the time of acquisition)	28,904	240,526
Goodwill	11,559	96,189
Non-controlling interests	(8,315)	(69,194)

Fair value of consideration paid	32,148	267,521

Cash assumed at the time of acquisition	(10,386)	(86,428)

Acquisition of shares of subsidiaries (after deducting cash assumed at the time of acquisition)	¥21,762	$181,093

32.	RELATED PARTY TRANSACTIONS

The Company’s ultimate parent company is SoftBank Group Corp. (a Japanese company).

Balances and transactions between the Company and its subsidiaries, which are related parties of the Company, have been eliminated on consolidation and are not disclosed herein. Details of transactions between the Group and other related parties that are not members of the Group are disclosed below.

(1)	Related Party Transactions and Outstanding Balances

Year Ended March 31, 2015 (Unaudited)

			Millions of Yen
Nature of Relationship	Name of Company or Individual	Nature of Transaction	Amount of Transaction	Outstanding Balance at Year-End

Other related party	Yahoo! Inc.	Payment of royalty (Note 1)	¥ 11,606	¥ 3,187
A company in which a majority of its voting rights is held by a close member of the Company’s Chairman	MODIVA JAPAN Inc. (Note 2)	Commission for fostering and promoting start-up companies (Note 1)	36	3
A company in which a majority of its voting rights is held by a close member of the Company’s Chairman	Creative Link Corporation (Note 2)	Commission for providing news content (Note 1)	56	11

			Thousands of U.S. Dollars
Nature of Relationship	Name of Company or Individual	Nature of Transaction	Amount of Transaction	Outstanding Balance at Year-End

Other related party	Yahoo! Inc.	Payment of royalty (Note 1)	$ 96,580	$ 26,521
A company in which a majority of its voting rights is held by a close member of the Company’s Chairman	MODIVA JAPAN Inc. (Note 2)	Commission for fostering and promoting start-up companies (Note 1)	300	25
A company in which a majority of its voting rights is held by a close member of the Company’s Chairman	Creative Link Corporation (Note 2)	Commission for providing news content (Note 1)	466	92

Notes:

1.	Terms and conditions of the transactions are negotiated and determined based on the nature of the services to be rendered.

2.	Mr. Taizo Son, a family member of the Company’s Chairman, Mr. Masayoshi Son, holds a majority of the voting rights.

3.	Amount of transactions figures do not include consumption taxes, whereas outstanding balance at year-end figures do.

4.	Outstanding balances at year-end are not secured by any collateral and are subsequently settled by cash. No guarantee is given or received for such balances.

Year Ended March 31, 2014

			Millions of Yen
Nature of Relationship	Name of the Company or Individual	Nature of Transaction	Amount of Transaction	Outstanding Balance at Year-End

Other related party	Yahoo! Inc.	Payment of royalty (Note 1)	¥11,227	¥2,950
Representative Director and President of the Company	Manabu Miyasaka	Exercise of share options (Note 2)	11
		Grant of share options, for consideration (Note 3)	13	13
Chief Operating Officer of the Company	Kentaro Kawabe	Grant of share options, for consideration (Note 3)	10	10
A company in which a majority of its voting rights is held by a close member of the Company’s Chairman	MODIVA JAPAN Inc. (Note 4)	Commission for fostering and promoting start-up companies (Note 1)	27
A company in which a majority of its voting rights is held by a close member of the Company’s Chairman	Creative Link Corporation (Note 4)	Commission for providing news content (Note 1)	54	9

Notes:

1.	Terms and conditions of the transactions are negotiated and determined based on the nature of the services to be rendered.

2.	The amount is determined by multiplying the number of shares issued as a result of exercising share options by the amount paid.

3.	This represents consideration received from directors for granting share options to them. The amount of consideration was determined by Plutus Consulting, a third-party appraiser, by using a Monte Carlo simulation, a common price assessment model, based on the Company’s stock price and other factors.

4.	Mr. Taizo Son, a family member of the Company’s Chairman, Mr. Masayoshi Son, holds a majority of the voting rights.

5.	Amount of transaction figures do not include consumption taxes, whereas outstanding balance at year-end figures do.

6.	Outstanding balances at year-end are not secured by any collateral and are subsequently settled by cash. No guarantee is given or received for such balances.

(2)	Remuneration for Major Executives

Remuneration for major executives is as follows:

	Millions of Yen		Thousands of U.S. Dollars
	Year Ended March 31,		Year Ended March 31,
	2015	2014	2015
	Unaudited		Unaudited

Short-term benefits	¥283	¥311	$2,355
Retirement benefits	1	2	8
Share-based payments	2	2	17

Total	¥286	¥315	$2,380

Note:	Remuneration for major executives represents remuneration for the Company’s directors including external directors.

33.	CONTINGENCIES

(1)	Committed Line of Cash Advances

The Group provides cash advance services to customers in its credit card business. The remaining balances at year-end are as follows:

	Millions of Yen		Thousands of U.S. Dollars
	As of March 31, 2015	As of March 31, 2014	As of March 31, 2015

	Unaudited		Unaudited

Total amount of committed lines of cash advances	¥259,736	¥7,767	$2,161,405
Outstanding balance	(8,689)	(777)	(72,306)

Remaining balance	¥251,047	¥6,990	$2,089,099

(2)	Credit Guarantee

In its credit guarantee business, the Group implemented debt guarantees against customers’ loans from partnered financial institutions.

	Millions of Yen		Thousands of U.S. Dollars
	As of March 31,	As of March 31,	As of March 31,
	2015	2014	2015

	Unaudited		Unaudited

Total amount of credit guarantees	¥ 13,447		$ 111,900
Balance of credit guarantees	10,427		86,769

34.	EVENTS AFTER THE REPORTING PERIOD (UNAUDITED)

ASKUL Corporation (“ASKUL”), an associate of the Company whose principal activity is mail order service of stationeries, became a subsidiary of the Company on August 27, 2015 (the date of repurchase) by repurchasing its treasury shares according to the resolution approved by ASKUL’s board of directors meeting held on May 19, 2015. The Company’s holding ratio of voting rights of ASKUL will increase from 41.8% as of March 31, 2015 to 44.4% after the repurchase of the treasury shares. The Company does not have a majority of the voting rights following this transaction; however, the Company determined that it would have substantive control over ASKUL and will account for ASKUL as a consolidated subsidiary after considering the dispersed voting rights distribution among shareholders and the voting patterns at previous ASKUL shareholders meetings.

Detailed information of the accounting treatment of this business combination, including fair values of goodwill, acquired assets and assumed liabilities at the date of repurchase, is not presented because determination of fair values of acquired assets and assumed liabilities was not completed as of the approval date of the consolidated financial statements.

35.	FIRST-TIME ADOPTION OF IFRSS

The Group prepared the first consolidated financial statements in accordance with IFRSs from the fiscal year ended March 31, 2014. The Group’s latest financial statements prepared in accordance with accounting principles generally accepted in Japan (“JGAAP”) are those for the year ended March 31, 2014. The date of transition to IFRSs is April 1, 2013.

The effects of transition to IFRSs from JGAAP on the Group’s financial position, operating results, and cash flows are disclosed in the following tables and notes of reconciliation.

Exemptions for Retrospective Application

IFRS 1 requires first-time adopters to apply IFRSs effective at the end of its first IFRS reporting period retrospectively. IFRS 1, however, allows first-time adopters to voluntarily use exemptions for some requirements of IFRSs. The Group applied the following exemptions:

(1)	Share-based payments

The Group has elected not to apply IFRS 2 “Share-based Payment” retrospectively to share options which were vested before the date of transition to IFRSs.

(2)	Business combinations

The Group has elected not to apply IFRS 3 “Business Combinations” retrospectively to business combinations that occurred before the date of transition to IFRSs.

(3)	Exchange differences on translating foreign operations

The Group has elected not to apply IAS 21 “The Effects of Changes in Foreign Exchange Rates” retrospectively to cumulative translation differences of investments in foreign consolidated subsidiaries and associates prior to the date of transition to IFRSs. The cumulative translation differences are deemed to be zero at the date of transition to IFRSs, and are excluded from gain or loss on subsequent disposal of any foreign operation.

Reconciliation of Equity as of March 31, 2014

	Millions of Yen
Presentation under JGAAP	JGAAP	Reclassification	Differences in Recognition and Measurement	IFRSs	Notes	Presentation under IFRSs

Assets:						ASSETS:
Current assets:						Current assets:
Cash and deposits	¥482,629		¥(292)	¥482,337		Cash and cash equivalents
Accounts receivable—trade	61,154	¥98,951	291	160,396	2	Trade and other receivables
Foreign exchange dealings cash—deposits with trust banks	75,171	(75,171)
		12,313		12,313	3	Other financial assets
Other current assets	47,655	(43,854)	(141)	3,660	4	Other current assets
Allowance for doubtful accounts	(1,351)	1,351

Total current assets	665,258	(6,410)	(142)	658,706		Total current assets

Fixed assets:						Non-current assets:
Property and equipment	53,698		6,448	60,146	5	Property and equipment
Intangible assets:
Goodwill	10,218		5,591	15,809	6	Goodwill
Other assets	17,845		15	17,860	7	Intangible assets
Investments and other assets—investment securities	82,478	(82,478)
		35,054	(690)	34,364	8	Investments accounted for using the equity method
		56,414	(6,882)	49,532	9	Other financial assets
		10,698	1,771	12,469	10	Deferred tax assets
Other assets	13,271	(12,163)	(6)	1,102	11	Other non-current assets
Allowance for doubtful accounts	(19)	19

Total fixed assets	177,491	7,544	6,247	191,282		Total non-current assets

Total assets	¥842,749	¥1,134	¥6,105	¥849,988		TOTAL ASSETS

	Millions of Yen
Presentation under JGAAP	JGAAP	Reclassification	Differences in Recognition and Measurement	IFRSs	Notes	Presentation under IFRSs

Liabilities:						LIABILITIES AND EQUITY:
Current liabilities:						Current liabilities:
Accounts payable—trade	¥12,363	¥130,218	¥(19)	¥142,562	12	Trade and other payables
		5,108		5,108	13	Other financial liabilities
Income taxes payable	45,785	(637)	508	45,656	14	Income taxes payable
		2,951		2,951	15	Provisions
Foreign exchange dealings deposits from customers	81,595	(81,595)
Other current liabilities	73,378	(54,912)	3,592	22,058	16	Other current liabilities

Total current liabilities	213,121	1,133	4,081	218,335		Total current liabilities

Long-term liabilities:						Non-current liabilities:
		135	(7)	128	17	Other financial liabilities
		2,655		2,655	18	Provisions
		38		38	19	Deferred tax liabilities
Other liabilities	3,067	(2,827)	873	1,113	20	Other non-current liabilities

Total long-term liabilities	3,067	1	866	3,934		Total non-current liabilities

Total liabilities	216,188	1,134	4,947	222,269		Total liabilities

Equity:						Equity:
						Equity attributable to owners of the parent:
Common stock	8,271			8,271		Common stock
Capital surplus	3,351	701	(159)	3,893	21	Capital surplus
Retained earnings	600,457		(2,445)	598,012	22	Retained earnings
Treasury stock	(526)			(526)		Treasury stock
Accumulated other comprehensive income	6,408		3,625	10,033	23	Accumulated other comprehensive income
Stock acquisition rights	701	(701)

	618,662		1,021	619,683		Total equity attributable to owners of the parent
Minority interests	7,899		137	8,036		Non-controlling interests

Total equity	626,561		1,158	627,719		Total equity

Total liabilities and equity	¥842,749	¥1,134	¥6,105	¥849,988		TOTAL LIABILITIES AND EQUITY

Reconciliation of Equity as of April 1, 2013, the Date of Transition

	Millions of Yen
Presentation under JGAAP	JGAAP	Reclassification	Differences in Recognition and Measurement	IFRSs	Notes	Presentation under IFRSs

Assets:						ASSETS:
Current assets:						Current assets:
Cash and deposits	¥414,087	¥(4,200)	¥(299)	¥409,588	1	Cash and cash equivalents
Accounts receivable—trade	55,940	87,643	291	143,874	2	Trade and other receivables
Foreign exchange dealings cash—deposits with trust banks	68,452	(68,452)
		13,556		13,556	3	Other financial assets
Other current assets	39,186	(36,278)	(8)	2,900	4	Other current assets
Allowance for doubtful accounts	(1,563)	1,563

Total current assets	576,102	(6,168)	(16)	569,918		Total current assets

Fixed assets:						Non-current assets:
Property and equipment	45,180		5,887	51,067	5	Property and equipment
Intangible assets:
Goodwill	11,914		2,481	14,395	6	Goodwill
Other assets	16,911		18	16,929	7	Intangible assets
Investments and other assets—investment securities	80,913	(80,913)
		41,241	(960)	40,281	8	Investments accounted for using the equity method
		48,300	(12,600)	35,700	9	Other financial assets
		10,180	3,924	14,104	10	Deferred tax assets
Other assets	12,334	(11,453)	(6)	875	11	Other non-current assets
Allowance for doubtful accounts	(43)	43

Total fixed assets	167,209	7,398	(1,256)	173,351		Total non-current assets

Total assets	¥743,311	¥1,230	¥(1,272)	¥743,269		TOTAL ASSETS

	Millions of Yen
Presentation under JGAAP	JGAAP	Reclassification	Differences in Recognition and Measurement	IFRSs	Notes	Presentation under IFRSs

Liabilities:						LIABILITIES AND EQUITY:
Current liabilities:						Current liabilities:
Accounts payable—trade	¥10,971	¥110,658	¥(21)	¥121,608	12	Trade and other payables
		5,648		5,648	13	Other financial liabilities
Income taxes payable	42,255	(623)	495	42,127	14	Income taxes payable
		4,299		4,299	15	Provisions
Foreign exchange dealings deposits from customers	72,485	(72,485)
Other current liabilities	63,378	(46,267)	3,150	20,261	16	Other current liabilities

Total current liabilities	189,089	1,230	3,624	193,943		Total current liabilities

Long-term liabilities:						Non-current liabilities:
		153	(6)	147	17	Other financial liabilities
		2,460		2,460	18	Provisions
Other liabilities		31		31	19	Deferred tax liabilities
	2,958	(2,644)	756	1,070	20	Other non-current liabilities

Total long-term liabilities	2,958		750	3,708		Total non-current liabilities

Total liabilities	192,047	1,230	4,374	197,651		Total liabilities

Equity:						Equity:
						Equity attributable to owners of the parent:
Common stock	8,037			8,037		Common stock
Capital surplus	3,117	571	6	3,694	21	Capital surplus
Retained earnings	528,082		(5,771)	522,311	22	Retained earnings
Treasury stock	(372)			(372)		Treasury stock
Accumulated other comprehensive income	4,595		(19)	4,576	23	Accumulated other comprehensive income
Stock acquisition rights	571	(571)

	544,030		(5,784)	538,246		Total equity attributable to owners of the parent
Minority interests	7,234		138	7,372		Non-controlling interests

Total equity	551,264		(5,646)	545,618		Total equity

Total liabilities and equity	¥743,311	¥1,230	¥(1,272)	¥743,269		TOTAL LIABILITIES AND EQUITY

Notes to the reconciliation of equity

1.	Cash and cash equivalents

(Presentation)

Under JGAAP, time deposits with maturities of more than three months as well as those pledged as collateral were included in cash and deposits. Under IFRSs, they are included in other financial assets (current).

2.	Trade and other receivables

(Presentation)

Under JGAAP, accounts receivable—trade, foreign exchange dealings cash—deposits with trust banks, and allowance for doubtful accounts were presented separately. Under IFRSs, they are all included in trade and other receivables.

Under JGAAP, other receivables were included in other current assets. Under IFRSs, they are included in trade and other receivables.

3.	Other financial assets (current)

(Presentation)

Under JGAAP, time deposits with maturities of more than three months as well as those pledged as collateral were included in cash and deposits. Under IFRSs, they are included in other financial assets (current).

Derivative instruments, which were included in other current assets under JGAAP, are included in other financial assets (current) under IFRSs.

Certain derivative instruments, which were presented on a net basis under JGAAP, are presented on a gross basis under IFRSs because they do not meet the criteria for offsetting stipulated in IFRSs.

4.	Other current assets

(Presentation)

All deferred tax assets and liabilities, which were included in other current assets under JGAAP, are classified as non-current items under IFRSs.

Other receivables, which were included in other current assets under JGAAP, are included in trade and other receivables under IFRSs.

Derivative instruments, which were included in other current assets under JGAAP, are included in other financial assets (current) under IFRSs.

5.	Property and equipment

(Presentation)

Items of property and equipment, which were separately presented under JGAAP, are presented collectively as property and equipment under IFRSs.

(Recognition and measurement)

As a result of reviewing depreciation methods and others at the adoption of IFRSs, the Company changed the depreciation method of property and equipment from the declining-balance method to the straight-line method, resulting in a change in the balance at the date of transition.

6.	Goodwill

(Recognition and measurement)

Under JGAAP, goodwill was amortized over the estimated periods in which economic benefits were reasonably expected to be realized. Under IFRSs, it is not amortized on or after the date of transition to IFRSs, resulting in a change in the remaining amount of goodwill.

Under IFRSs, changes in the parent’s ownership interest in subsidiaries that do not result in a loss of control are accounted for as equity transactions. Goodwill recognized in relation to such changes under JGAAP has been reclassified to capital surplus.

7.	Intangible assets

(Presentation)

Other assets in the intangible assets section under JGAAP are collectively presented as intangible assets under IFRSs.

8.	Investments accounted for using the equity method

(Presentation)

Investments in associates accounted for using the equity method, which were included in investment securities under JGAAP, are presented separately as investments accounted for using the equity method under IFRSs.

(Recognition and measurement)

Under JGAAP, goodwill related to investments accounted for using the equity method was amortized over the estimated periods in which economic benefits were reasonably expected to be realized. Under IFRSs, it is not amortized on or after the date of transition to IFRSs, resulting in a change in the amount of investments accounted for using the equity method.

9.	Other financial assets (non-current)

(Presentation)

Investments in associates accounted for using the equity method, which were included in investment securities under JGAAP, are presented separately as investments accounted for using the equity method under IFRSs. Investment securities other than the aforementioned investments under JGAAP are included in other financial assets (non-current) under IFRSs.

Allowance for doubtful accounts, and lease and guarantee deposits that were included in other assets of investments and other assets under JGAAP are included in other financial assets (non-current) under IFRSs.

(Recognition and measurement)

Under JGAAP, unlisted equity instruments are measured based on their costs.

Under IFRSs, they are measured at their fair values, resulting in a change in the amount of other financial assets (non-current).

The Company has the right of indemnity against SoftBank Group Corp. for additional taxes which may be levied to income taxes of IDC Frontier Inc., a consolidated subsidiary of the Company. Under JGAAP, the total amount of the estimated future tax payments regarding this agreement was recorded as long-term other receivables. Under IFRSs, it is treated as indemnification assets and should be adjusted to the amount equivalent to the estimated tax prepayment within a year as an uncertain tax position which will probably result in an outflow of economic benefits. As a result, the amount of other financial assets (non-current) has changed.

10.	Deferred tax assets

(Presentation)

Deferred tax assets, which were included in other current assets under JGAAP, are classified as non-current items under IFRSs.

(Recognition and measurement)

Because of temporary differences arising from IFRS reconciliations of items on the consolidated statements of financial position such as unlisted equity instruments remeasured at their fair values, deferred tax assets increased.

11.	Other non-current assets

(Presentation)

Lease and guarantee deposits, which were included in other investments and other assets under JGAAP, are included in other financial assets (non-current) under IFRSs.

12.	Trade and other payables

(Presentation)

Accounts payable—trade and foreign exchange dealings deposits from customers, which were separately presented under JGAAP, are included in trade and other payables under IFRSs.

Other payables, which were included in other current liabilities under JGAAP, are included in trade and other payables under IFRSs.

13.	Other financial liabilities (current)

(Presentation)

Derivative liabilities, which were included in other current liabilities under JGAAP, are included in other financial liabilities (current) under IFRSs.

Certain derivative liabilities, which were presented on a net basis under JGAAP, are presented on a gross basis under IFRSs because they do not meet the criteria for netting off stipulated in IFRSs.

14.	Income taxes payable

(Presentation)

A part of enterprise taxes is not calculated based on taxable profits. Payables of such enterprise taxes are required to be included in income taxes payable under JGAAP. Under IFRSs they are included in other current liabilities.

(Recognition and measurement)

Additional taxes which may be levied to IDC Frontier Inc., a consolidated subsidiary of the Company, are not recognized under JGAAP because they have not been considered certain. Under IFRSs, however, they are treated as an uncertain tax position which will probably result in an outflow of economic benefits and are recognized at the best estimated amount on the assumption that the Company is obliged to pay the additional taxes within a year. As a result, income taxes payable increased.

15.	Provisions (current)

(Presentation)

Provisions, such as provision for Yahoo! Points, which were included in other current liabilities under JGAAP, are presented as provisions (current) under IFRSs.

16.	Other current liabilities

(Presentation)

A part of enterprise taxes is not calculated based on taxable profits. Payables of such enterprise taxes are required to be included in income taxes payable under JGAAP. Under IFRSs they are included in other current liabilities.

Other payables, which were included in other current liabilities under JGAAP, are included in trade and other payables under IFRSs.

Derivative liabilities, which were included in other current liabilities under JGAAP, are included in other current financial liabilities under IFRSs.

(Recognition and measurement)

Unsettled paid absences, which are not recognized under JGAAP, are recognized as liabilities under IFRSs, resulting in an increase of other current liabilities.

17.	Other non-current financial liabilities

(Presentation)

Long-term deposits received, which were included in long-term liabilities under JGAAP, are included in other non-current financial liabilities under IFRSs.

18.	Provisions (non-current)

(Presentation)

Asset retirement obligations, which were included in long-term liabilities under JGAAP, are presented as provisions (non-current) under IFRSs.

19.	Deferred tax liabilities

(Presentation)

Deferred tax liabilities, which were included in long-term liabilities under JGAAP, are separately presented under IFRSs.

20.	Other non-current liabilities

(Presentation)

Long-term deposits received, which were included in long-term liabilities under JGAAP, are included in other non-current financial liabilities under IFRSs.

Asset retirement obligations, which were included in long-term liabilities under JGAAP, are presented as provisions (non-current) under IFRSs.

Deferred tax liabilities, which were included in long-term liabilities under JGAAP, are separately presented under IFRSs.

(Recognition and measurement)

Under JGAAP, revenue of installation for data center-related services is recognized upon completion of rendering such services. Under IFRSs, they are recognized over an estimated average contract period, resulting in a change in the amount of other non-current liabilities.

21.	Capital surplus

(Presentation)

Stock acquisition rights, which were separately presented under JGAAP, are included in capital surplus under IFRSs.

(Recognition and measurement)

Under IFRSs, changes in the parent’s ownership interest in subsidiaries that do not result in a loss of control are accounted for as equity transactions. Goodwill recognized in relation to such changes under JGAAP has been reclassified to capital surplus.

22.	Retained earnings

(Recognition and measurement)

The effects of adoption of IFRSs on retained earnings are as follows:

	Millions of Yen
	As of March 31, 2014 (End of the Previous Year)	As of April 1, 2013 (Date of Transition to IFRSs)

Depreciation and amortization	¥ 4,149	¥ 3,788
Unsettled paid absences	(2,359)	(1,998)
Goodwill	3,693
Fair value measurement of unlisted equity instruments	(7,472)	(7,472)
Others	(456)	(89)

Total	¥ (2,445)	¥ (5,771)

23.	Accumulated other comprehensive income

(Recognition and measurement)

Under JGAAP, unlisted equity instruments are measured based on their costs.

Under IFRSs, they are measured at their fair values, resulting in a change in amount of accumulated other comprehensive income.

Foreign currency translation adjustments, which were included in accumulated other comprehensive income under JGAAP, were reclassified to retained earnings upon the transition to IFRSs.

Reconciliation of Comprehensive Income for the Previous Year (from April 1, 2013 to March 31, 2014)

	Millions of Yen
Presentation under JGAAP	JGAAP	Reclassification	Differences in Recognition and Measurement	IFRSs	Notes	Presentation under IFRSs

Net sales	¥386,284	¥22,278	¥(47)	¥408,515	1	REVENUE

Cost of sales	49,048	26,813		75,861	2	COST OF SALES

Gross profit	337,236	(4,535)	(47)	332,654		Gross profit

Selling, general and administrative expenses	139,820	(363)	(3,241)	136,216	3	SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Operating income	197,416	(4,172)	3,194	196,438		Operating income

Non-operating income	1,280	(1,280)

Non-operating expenses	1,062	(1,062)

Extraordinary income	12,348	738	108	13,194	4	OTHER NON-OPERATING INCOME

Extraordinary losses	5,375	(4,353)	291	1,313	5	OTHER NON-OPERATING EXPENSES

		(701)	607	(94)	6	EQUITY IN EARNINGS (LOSSES) OF ASSOCIATES AND A JOINT VENTURE

Income before income taxes and minority interests	204,607		3,618	208,225		PROFIT BEFORE TAX

Income taxes	78,428		129	78,557	7	INCOME TAX EXPENSE

Income before minority interests	126,179		3,489	129,668		PROFIT FOR THE YEAR

Other comprehensive income:						OTHER COMPREHENSIVE INCOME:
						Items that may be reclassified subsequently to profit or loss:
Net unrealized gain on available-for-sale securities	1,452		3,646	5,098		Available-for-sale financial assets
Deferred gain on derivatives under hedge accounting	2		(2)
Foreign currency translation adjustments	175			175		Exchange differences on translating foreign operations
Share of other comprehensive income in associates accounted for by the equity method	191			191		Share of other comprehensive income of associates

Total other comprehensive income	1,820		3,644	5,464		Other comprehensive income, net of tax

Comprehensive income	¥127,999		¥7,133	¥135,132		TOTAL COMPREHENSIVE INCOME

Notes to the reconciliation of comprehensive income

Major components of reconciliation are as follows:

1.	Revenue

(Presentation)

Under JGAAP, traffic acquisition costs paid in proportion to sales of paid search advertising and certain commissions for settlement are deducted from sales (net basis). Under IFRSs, they are presented on a gross basis, resulting in a change in the amount of revenue.

(Recognition and measurement)

Under JGAAP, sales of installation for data center-related services are recognized at completion of rendering such services. Under IFRSs, they are recognized over an estimated average contract period, resulting in a change in the amount of revenue.

2.	Cost of sales

(Presentation)

Under JGAAP, traffic acquisition costs and certain commissions for settlement paid in proportion to sales of paid search advertising are deducted from sales (net basis). Under IFRSs, they are presented on a gross basis, resulting in a change in the amount of cost of sales.

3.	Selling, general and administrative expenses

(Presentation)

Under JGAAP, impairment losses and other losses are included in extraordinary losses. Under IFRSs, they are included in selling, general and administrative expenses.

(Recognition and measurement)

As a result of reviewing depreciation methods and others at the transition to IFRSs, amount of depreciation expenses changed.

Under JGAAP, goodwill was amortized over the estimated periods in which economic benefits were reasonably expected to be realized. Under IFRSs, it is not amortized on or after the date of transition to IFRSs, resulting in a change in the amount of amortization of goodwill.

4.	Other non-operating income

(Presentation)

Gain on sales of investment securities and other gains, which were included in extraordinary gains under JGAAP, are included in other non-operating income under IFRSs.

Interest income and other income, which were included in non-operating income under JGAAP, are included in other non-operating income under IFRSs.

(Recognition and measurement)

As a result of remeasuring gains and losses on sales of investments accounted for using the equity method upon adoption of IFRSs, there were differences in gains and losses on sales between those under IFRSs and those under JGAAP, resulting in a change in the amount of other non-operating income from sales of investments.

5.	Other non-operating expenses

(Presentation)

Loss on sales of investment securities and other losses, which were included in extraordinary losses under JGAAP, are included in other non-operating expenses under IFRSs.

Losses from other investments and other losses, which were included in non-operating expenses under JGAAP, are included in other non-operating expenses.

6.	Equity in earnings (losses) of associates

(Presentation)

Equity in earnings (losses) of associates, which were presented as an item of non-operating income or expenses under JGAAP, is presented as a separate component under IFRSs.

(Recognition and measurement)

Under JGAAP, goodwill related to investments accounted for using the equity method was amortized over the estimated periods in which economic benefits were reasonably expected to be realized. Under IFRSs, it is not amortized on or after the date of transition to IFRSs, resulting in a change in the amount of share of profit (loss) of associates accounted for using the equity method.

7.	Income taxes

(Presentation)

As a result of reviewing depreciation methods and others and remeasuring deferred tax assets at the adoption of IFRSs, amounts of income taxes increased.

Reconciliation of Cash Flows

There is no significant difference between the consolidated statements of cash flows prepared and disclosed in accordance with JGAAP and that prepared and disclosed in accordance with IFRSs.

36.	APPROVAL OF CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements have been authorized for issue by Mr. Manabu Miyasaka, Representative Director and President, and Mr. Toshiki Oya, Managing Corporate Officer, Director and Chief Financial Officer, on September 24, 2015.

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